Exhibit 10.42

Deed No. 302/2017

R e c o r d e d
in Frankfurt am Main, on 10 December 2017

Before me, the undersigned notary
in the district of the Higher Regional Court (Oberlandesgericht) of Frankfurt am Main
Dr. Thorsten Reinhard
with office in Frankfurt am Main

appeared today on the premises of Hengeler Mueller, Partnerschaft von Rechtsanwälten mbB, Bockenheimer Landstraße 24, 60323 Frankfurt am Main, to where I had betaken myself upon request of the parties,
1.Mr.Michael Übelacker, date of birth 07 October 1977, with business address at
Stahlgruber Otto Gruber AG, Gruber Str. 65, 85586 Poing, identified by his valid photo identification,
acting not in his own name, but based on a power of attorney, the original of which was presented and a copy of which is attached to this deed, its word-for-word-
conformity to the original being hereby certified by the notary, on behalf of

Stahlgruber Otto Gruber AG, a stock corporation (Aktiengesellschaft) under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under number HRB 171253, with business ad-
dress at Gruber Str. 65, 85586 Poing;

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2.Ms. Valesca Maria Molinari, date of birth 15 October 1984, with business address at Baker & McKenzie Partnerschaft von Rechtsanwälten, Wirtschaftsprüfern und
Steuerberatern mbB, Bethmannstraße 50-54, 60311 Frankfurt am Main, identified by her valid photo identification,
acting not in her own name, but based on a power of attorney, the original of which was presented and a copy of which is attached to this deed, its word-for-word-
conformity to the original being hereby certified by the notary, and by way of pre-
caution also based on a second power of attorney, a copy of which was presented is attached to this deed, on behalf of
LKQ German Holdings GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, registered with the local court of
Munich under HRB 236066, with business address at c/o Baker & McKenzie, Beth-
mannstraße 50-54, 60311 Frankfurt am Main;
3.Dr. Florian Karl Anton Kästle, date of birth 07 June 1965, with business address at

Baker & McKenzie Partnerschaft von Rechtsanwälten, Wirtschaftsprüfern und
Steuerberatern mbB, Bethmannstraße 50-54, 60311 Frankfurt am Main, personally known to the notary,
acting not in his own name, but based on a power of attorney, a copy of which was presented and is attached to this deed, on behalf of
LKQ Corporation, a stock corporation under the laws of Delaware, United States, registered with Department of State of Delaware, Division of Corporations, file no.
2859370, with its principal executive offices at 500 West Madison Street, Suite
2800, Chicago, Illinois 60661, USA.
The persons appearing disclaimed any personal liability as to the validity and scope of the powers of attorney on the bases of which they acted to the extent legally permitted.
The notary advised the persons appearing that he is obliged to verify the power of repre- sentation of the persons appearing. After a discussion of the documentation presented regarding LKQ Corporation, the persons appearing declared that they did not wish any further proof regarding the power of representation of the third person appearing and requested the notary to continue with the notarization.
The third person appearing promised to provide the original of his power of attorney, dis- claiming any personal liability, and so did the second person appearing regarding the sec- ond power of attorney she presented.
The notary asked the persons appearing regarding a prior involvement pursuant to sec- tion 3 (1) sentence 1 no. 7 German Notarization Act (Beurkundungsgesetz). After having been instructed by the notary, the persons appearing answered this question in the nega- tive.

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The persons appearing declared that each of the parties represented by them acted for its own account under this deed.
The persons appearing requested this deed to be recorded in the English language. They confirmed that they are in adequate command of the English language. The notary de- clared that he as well is in adequate command of the English language. German language text was read aloud in German.
The persons appearing incorporated in this deed by reference pursuant to section 13a German Notarization Act the notarial reference deed (Bezugsurkunde) no. 193/2017 of the notary Dr. Alexander Jänecke, Frankfurt am Main, dated 08/10 December 2017 (the “Reference Deed”), the original (Urschrift) of which was available at the notarization. The persons appearing confirmed that they have full knowledge of the contents of the Refer- ence Deed. The persons appearing approved the Reference Deed including all Exhibits and Schedules thereto in its entirety and in all respects; as a matter of precaution, they adopted the declarations made in the Reference Deed as their own. References in the present deed to Exhibits and Schedules that are not attached hereto shall be read as ref- erences to such Exhibits and Schedules contained in the Reference Deed. After having been advised by the notary of the relevance of the reference to the Reference Deed, the persons appearing waived their right to have the Reference Deed read out to them and to have a copy thereof attached to the present deed.
The persons appearing thereupon requested the notarization of the following:
Sale and Purchase Agreement regarding the sale and purchase of Stahlgruber Group
Stahlgruber Otto Gruber AG, LKQ German Holdings GmbH and LKQ Corporation hereby enter into the sale and purchase agreement regarding the sale and purchase of Stahlgruber Group attached as Appendix.
The notary advised the persons appearing that
-    the parties hereto are, by operation of law, jointly and severally liable with respect to the payment of all notarial fees, irrespective of any internal agreement entered into in that respect;

-	he did not advise the parties on tax issues and therefore will not assume any liability in this respect.
This deed and its Appendix (including Exhibit 9.2) have been read aloud by the notary to the persons appearing apart from the table of contents, list of exhibits and list of sched- ules, which have been added for informational purposes only and do not form part of this deed.

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9395_7,
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Thereupon, this deed and its Appendix were approved by the persons appearing and signed by the persons appearing and the notary in their own hands as follows:
    signed Übelacker
    signed Valesca Molinari
    signed Kästle
    signed Th. Reinhard, Notar
         (notary’s seal)

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SALE AND PURCHASE AGREEMENT

EXECUTION VERSION

regarding the
sale and purchase of

Stahlgruber Group

Sale and Purchase Agreement

by and between

Project Champion - SPA EXECUTION VERSION
1.Stahlgruber Otto Gruber AG, a stock corporation (Aktiengesellschaft) under the laws of Germany, having its registered office at Gruber Str. 65, 85586 Poing,
Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under number HRB 171253,
- herein "Seller" -
2.LKQ German Holdings GmbH, a limited liability company (GmbH) under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under number HRB 236066,
- herein "Purchaser" -
3.LKQ Corporation, a stock corporation under the laws of Delaware, United States, having its registered office at500 West Madison Street, Suite 2800, Chicago,
Illinois 60661, USA and registered with the U.S. Securities and Exchange
Commission under the central index key (CIK) 0001065696,
- herein "Guarantor" -
- Seller and Purchaser and Guarantor herein also referred to individually as a "Party" and collectively as "Parties" -

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Table of Contents

Project Champion - SPA EXECUTION VERSION

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1.Transaction Dates ............................................................................................... 12 2.Current Corporate Status and Corporate Reorganization .................................. 13 3.Current Financing Status .................................................................................... 14 4.Termination of Cash Pooling and Downstream Loans, Assumption of
Upstream Loans ................................................................................................. 15 5.    Sale, Purchase and Transfer of Target Shares ................................................... 16 6.    Sale, Purchase and Transfer of Downstream Loans Claims .............................. 17 7.    Purchase Price .................................................................................................... 17 8.    Payments and Default; Delivery of LKQ Shares ............................................... 20 9.Closing Condition and Closing .......................................................................... 21 10.Seller's Guarantees ............................................................................................. 26 11.Purchaser's and Guarantor's Guarantees ............................................................ 44 12.Remedies ............................................................................................................ 46 13.Seller's Covenants .............................................................................................. 53 14.Step-up Benefit; VAT Allocation Procedure ..................................................... 56 15.Termination of Intra-Group Arrangements; Transitional Services; Additional
Seller's Undertakings ......................................................................................... 61 16.Expiration and Limitation of Claims ................................................................. 64 17.Purchaser's Business Covenants ........................................................................ 67 18.Purchaser's Financial Covenants ........................................................................ 69 19.Purchaser's and Seller's Indemnities .................................................................. 70 20.Guarantor's Guarantee ........................................................................................ 73 21.Restrictions of Announcement and Confidentiality ...........................................

73 22.Notices ............................................................................................................... 75 23.Costs, Expenses, Fees, Charges and VAT Treatment ........................................ 77 24.Entire Agreement and Interpretation ................................................................. 77 25.No Third Party Rights and Procurement Obligation ......................................... 78 26.No Assignment and No Set-off Rights .............................................................. 79 27.    Interest and Calculation of Daily Cash Amounts .............................................. 79 28.Governing Law and Dispute Resolution ............................................................ 79 29.    Invalid Provisions and Unintended Gaps (Salvatorische Klausel) .................... 80

Exhibits

Project Champion - SPA EXECUTION VERSION

Exhibit (A)     Stahlgruber Group
Exhibit 2.2-1     Stahlgruber Subsidiaries
Exhibit 2.2-2     Material Companies
Exhibit 3.1     External Debt Financing Agreements
Exhibit 4.1     Cash Pooling Agreements
Exhibit 4.2-1     Upstream Loans Assumption Agreement
Exhibit 4.2-2     Upstream Loan Assumption Consent Declaration
Exhibit 4.4     Downstream Loans Termination Agreement
Exhibit 5.1     Share Transfer Agreement
Exhibit 6.1     Downstream Loans Claims Transfer Agreement
Exhibit 7.2     Equity Value Bridge
Exhibit 7.6     Notification re Nomination of Substitute Purchaser
Exhibit 8.3     K&L Gates Opinion
Exhibit 9.2     Seller'sAntitrust Cooperation Obligations
Exhibit 9.8.1     Closing Confirmation regarding Fundamental Guarantees
Exhibit 9.10     Closing Protocol
Exhibit 10.1.8     Effective Date Accounts
Exhibit 10.1.19.4     Intragroup Payments Summary
Exhibit 12.1     Seller's Deal Team
Exhibit 12.3.5.2     Joint Instruction Letter
Exhibit 12.8     Copy of W&I Insurance Policy
Exhibit 13.2     Permitted Actions
Exhibit 14.2.2     Calculation of Adjustment Amounts regarding Contribution
Gain I

Exhibit 15.5     Transitional Services Agreements
Exhibit 15.6     License Agreement
Exhibit 18.2     Seller's Securities known to Purchaser

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Schedules

Project Champion - SPA EXECUTION VERSION

Schedule 10.1.4     Existence and Ownership of Stahlgruber Subsidiaries
Schedule 10.1.5     Bankruptcy or Judicial Composition Proceedings
Schedule 10.1.6-1     Enterprise Agreements
Schedule 10.1.6-2     Joint Shareholdings Documentation
Schedule 10.1.7     Conduct of Business
Schedule 10.1.9     Ownership and Lawful Use of Information Technology
Schedule 10.1.10.1     Real Estate
Schedule 10.1.10.3     Environmental Contamination
Schedule 10.1.11.4     Challenges regarding Material IP Rights
Schedule 10.1.11.5     Third-Party IP Infringements
Schedule 10.1.12.1     Collective Bargaining Agreements
Schedule 10.1.12.2     Key Employees Contracts
Schedule 10.1.12.3-1 Material Pension Commitments
Schedule 10.1.12.3-2 Obligations regarding Section 16 of the German Pensions Act Schedule 10.1.13     Material Agreements
Schedule 10.1.14     Status of Material Agreements
Schedule 10.1.15-1     Insurance Policies
Schedule 10.1.15-2     Insurance Claims
Schedule 10.1.16.1     Compliance with Laws
Schedule 10.1.16.3     Deliveries to certain Jurisdictions/Persons
Schedule 10.1.17     Pending Litigation
Schedule 10.1.18     Taxes
Schedule 10.1.19     Permitted Leakage

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Definitions

Project Champion - SPA EXECUTION VERSION

Affiliate(s)	means any affiliate(s) (verbundene(s) Unter-
nehmen) within the meaning of Section 15
German Stock Corporation Act (AktG) or
corresponding provisions under the laws of
other jurisdictions including, in the case of
private equity or similar funds, each of such
funds and the funds managed by the same or
affiliated companies as well as the manager
and the portfolio companies of such funds

(and	their respective affiliate(s)
(verbundene(s) Unternehmen) within the
meaning of Section 15 German Stock
Corporation Act (AktG) or corresponding

provisions under	the laws of other
jurisdictions), but excluding direct and
indirect investors in such funds and such

investors'	respective affiliate(s)
(verbundene(s) Unternehmen) within the
meaning of Section 15 German Stock
Corporation Act (AktG) or corresponding

provisions under	the laws of other
jurisdictions
Agreed Contribution Gain Amount     as defined in Section 14.2.1
Agreed Interest Rate     as defined in Section 14.2.4
Agreement     as defined in Recital (C)

Ancillary Agreements	means the Share Transfer Agreement,

the
Downstream Loans Claims Transfer

Agreement,	the Downstream Loans
Termination Agreement and the Upstream
Loans Assumption Agreement
Antitrust Clearances     as defined in Section 9.1
Base Purchase Price     as defined in Section 7.1.1
Break Fee     as defined in Section 9.7

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Project Champion - SPA EXECUTION VERSION

Business     as defined in Recital (B)
Business Day(s)     means any day(s) on which banks are open
for general business in Munich, Germany
Cash Pooling     as defined in Section 3.2
Cash Pooling Agreements     as defined in Section 4.1
Cash Pooling Termination Date     as defined in Section 4.1
Cash Portion     as defined in Section 7.4.1
Closing     as defined in Section 9.1
Closing Condition     as defined in Section 9.1
Closing Date     as defined in Section 1.5
Closing Default     as defined in Section 9.5
Closing Downstream Loans Amount     as defined in Section 4.3
Closing Events     as defined in Section 9.8
Closing Upstream Loans Amount     as defined in Section 4.2
Company / Companies     as defined in Section 2.2
Confidential Information     as defined in Section 21.2
Corporate Reorganization     as defined in Section 2.3
CP Completion Date     as defined in Section 1.3
Daily Cash Amount     as defined in Section 7.1.2
Data Preservation Termination Date     as defined in Section 17.2
De Minimis Claims     as defined in Section 16.3
Deductible     as defined in Section 16.3
Disclosure Schedules     as defined in Section 10.3
Downstream Loan(s)     as defined in Section 4.3
Downstream Loans Claims     as defined in Section 4.4

Downstream Loans Claims Transfer
Agreement Downstream Loans Termination Agreement
as defined in Section 4.4 Drop Dead Date     as defined in Section 9.5
Effective Date     as defined in Section 1.2
Effective Date Accounts     as defined in Section 10.1.8

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Equity Value Bridge     as defined in Section 7.2
Exempted Claims     as defined in Section 16.1
External Debt Financing Agreements     as defined in Section 3.1
Fairly Disclosed     as defined in Section 12.3
Financing Securities     as defined in Section 3.1
Fundamental Guarantee(s)     as defined in Section 16.1.1
General Liability Cap     as defined in Section 16.5
German GAAP     means the German generally accepted
accounting principles
Guarantor     as defined in the list of parties
Identified Leakage Deduction Amount     as defined in Section 7.5
Increased Daily Cash Amount I     as defined in Section 7.1.3
Increased Daily Cash Amount II     as defined in Section 7.1.4
Information Technology     as defined in Section 10.1.9
Insurance Policies     as defined in Section 10.1.15
Insured Claims     as defined in Section 16.4
Insurer     as defined in Section 16.4
Intragroup Payments Summary     as defined in Section 10.1.19.4
Joint Instruction Letter     as defined in Section 12.3.5.2
Joint Shareholdings Documentation     as defined in Section 10.1.6
Key Employees     as defined in Section 10.1.12.2
K&L Gates Opinion     as defined in Section 8.3
Knowledge of Seller     as defined in Section 10.4
Leakage     as defined in Section 10.1.19
License Agreement     as defined in Section 15.6
Litigation Agreement     as defined in Section 15.1.4
LKQ Shares     as defined in Section 7.4.2
LKQ Shares Transfer Notice     as defined in Section 8.2

Material Adverse Effect     as defined in Section 10.5
Material Agreements     as defined in Section 10.1.13
Material Assets     as defined in Section 10.1.9
Material Company / Companies     as defined in Section 2.2

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Material IP Rights     as defined in Section 10.1.11.1 Material JV Companies     as defined in Section 10.1.6
Negative Adjustment Amount     as defined in Section 14.2.2
Non-Surviving Intra-Group
Arrangements
Ordinary-course Intragroup Transaction as defined in Section 10.2
Party / Parties     as defined in the list of parties Penalty Fee     as defined in Section 18.2.3
Permitted Leakage     as defined in Section 10.1.19 Positive Adjustment Amount     as defined in Section 14.2.2
Post-Effective Date VAT Allocation
Procedure Pre-Effective Date VAT Allocation Procedure
as defined in Section 14.5 Purchaser     as defined in the list of parties Purchaser Claim     as defined in Section 12.1
Purchaser's Antitrust Undertakings     as defined in Section 9.2.2
Purchaser's Guarantee(s)     as defined in Section 11.1
Purchaser's Indemnification Claim(s)     as defined in Section 19.4.2
Registration Statement     as defined in Section 8.3
Relevant Losses     as defined in Section 12.1
REMA TIP TOP     as defined in Section 2.3
Retention Materials     as defined in Section 17.2
Revised Adjustment Amount     as defined in Section 14.2.3
Scheduled Closing Date     as defined in Section 1.4
Securities Act     as defined in Section 8.3
Security Charges     as defined in Section 18.1
Security Liabilities     as defined in Section 18.1
Security Release Period     as defined in Section 18.1
Seller     as defined in the list of parties

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Project Champion - SPA EXECUTION VERSION

Seller-Related Person	means any individual person who is (y) a
direct or indirect shareholder, director or
other member of a supervisory body or
officer of Seller or any Seller's Affiliate or
(z) a relative (Angehöriger) of any such
individual person within the meaning of
Section 15 of the German Tax Code (AO)
Seller's Account     as defined in Section 8.1
Seller's Affiliate(s)     as defined in Section 2.2
Seller'sAntitrust Cooperation
Obligations
Seller's Beneficiary     as defined in Section 19.1
Seller's Brokerage Account     as defined in Section 8.2
Seller's Covenant(s)     as defined in Section 13.4
Seller's Deal Team     as defined in Section 12.1
Seller's Guarantee(s)     as defined in Section 10.1
Seller's Indemnification Claim(s)     as defined in Section 19.1
Seller's No Leakage Covenant     as defined in Section 13.4
Seller's No Leakage Guarantee     as defined in Section 10.1.19 Seller's Operating Covenants     as defined in Section 13.4
Seller's Security     as defined in Section 18.1
Seller's Tax Covenants     as defined in Section 14.2.6 Share Transfer Agreement     as defined in Section 5.1
Signing Date     as defined in Section 1.1
Stahlgruber Group     as defined in Recital (A)
Stahlgruber Grundstücks-Verwaltung     as defined in Section 14.2
Stahlgruber Immobilien GmbH     as defined in Section 2.3
Stahlgruber Immobilien GmbH & Co.
KG
Stahlgruber Subsidiaries     as defined in Section 2.2 Step-up Benefit     as defined in Section 14.2

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Subsidiary / Subsidiaries	means any subsidiary / subsidiaries
(abhängige(s) Unternehmen) within the
meaning of Section 17 German Stock
Corporation Act (AktG) or corresponding

provisions under	the laws of other
jurisdictions
Substitute Purchaser     as defined in Section 7.6
Surviving Intra-Group Agreements     as defined in Section 15.1
Target Company     as defined in Section 2.1
Target Shares     as defined in Section 2.1
Tax Authority     means any governmental authority
competent for the charging and imposition of
Taxes

Taxes	means all taxes and tax-related ancillary
obligations (steuerliche Nebenleistungen)
within the meaning of Section 3 German Tax
Code (AO) and equivalent taxes and
obligations under the laws of any other
jurisdiction
Third Party Claim     as defined in Section 12.4
Time Limitations     as defined in Section 16.1
Total Purchase Price     as defined in Section 7.1
Transitional Services Agreements     as defined in Section 15.5
Upstream Loan(s)     as defined in Section 4.2
Upstream Loans Assumption Agreement as defined in Section 4.2
US GAAP     means the US generally accepted accounting
principles
VAT     as defined in Section 23.3
VAT Allocation Procedure     as defined in Section 14.5
W&I Insurance     as defined in Section 16.4
W&I Liability Cap     as defined in Section 16.4

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RECITALS
(A)WHEREAS, Seller is the direct or indirect owner of the companies and participations listed in Exhibit (A) (herein collectively "Stahlgruber Group").
(B)WHEREAS, Stahlgruber Group is active in the wholesale and retail business for vehicle accessories and vehicle spare parts (such as brakes, chassis, power trains, electronics, engine technology and thermal systems) as well as for workshop equipment and tools with a wide product range, focusing in particular on supplying car repair workshops, wholesalers (including, in particular, major internet retailers) and tire dealers with OEM brand parts and accessories for cars and light commercial vehicles (herein collectively "Business").
(C)WHEREAS, Seller intends to sell and transfer Stahlgruber Group to Purchaser, a wholly-owned indirect Subsidiary of Guarantor, and Purchaser intends to purchase and acquire Stahlgruber Group from Seller, in each case in accordance with the terms and conditions of this sale and purchase agreement (herein "Agreement").
(D)WHEREAS, Guarantor wishes to guarantee the performance of Purchaser's obligations under this Agreement in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, the Parties agree as follows:

1.Transaction Dates
1.1."Signing Date" shall be the day on which this Agreement has been notarized.

1.2."Effective Date" shall be 31 December 2016, 24:00 hours.
1.3."CP Completion Date" shall be the day on which the Closing Condition (as defined in Section 9.1 below) has been fulfilled or duly waived.
1.4."Scheduled Closing Date"shall be
1.4.1.    the tenth (10th) Business Day after the CP Completion Date, but not earlier than 8 January 2018; or
1.4.2.    any other day as agreed in writing between the Parties.

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1.5."Closing Date" shall be the day on which the last of the Closing Events (as defined in Section 9.8 below) has taken place or has been duly waived.

2.Current Corporate Status and Corporate Reorganization
2.1.Seller holds six (6) shares with a nominal value of EUR 25,000 (in words: Euro twenty-five thousand), EUR 4,975,000 (in words: Euro four million nine hundred seventy-five thousand), EUR 5,000,000 (in words: Euro five million),
EUR 2,500,000 (in words: Euro two million five hundred thousand),
EUR 37,499,000 (in words: Euro thirty-seven million four hundred ninety-nine thousand) and EUR 1,000 (in words: Euro one thousand) (herein collectively
"Target Shares") representing 100% (in words: one hundred percent) of the share capital in the aggregate amount of EUR 50,000,000 (in words: Euro fifty million)
of Stahlgruber GmbH, a limited liability company (Gesellschaft mit beschränkter
Haftung) under the laws of Germany, having its registered office at Gruber Str. 65,
85586 Poing, Germany, and registered with the commercial register

(Handelsregister) of the local court (Amtsgericht) of Munich under number
HRB 163613 (herein "Target Company").
2.2.The Target Company directly or indirectly holds the shares in the Subsidiaries listed in Exhibit 2.2-1 (herein collectively "Stahlgruber Subsidiaries"). The
Target Company and the Stahlgruber Subsidiaries are herein collectively referred to as "Companies" and each individually as a "Company".The Companies listed in Exhibit 2.2-2 are herein collectively referred to as "Material Companies" and each individually as a "Material Company". The Affiliates of Seller, other than the Companies, are herein collectively referred to as "Seller's Affiliates" and each as a "Seller's Affiliate".
2.3.Seller, certain of Seller's Affiliates, and certain of the Companies undertook in
2015 a corporate reorganization as part of which (i) Seller as transferring entity
(übertragender Rechtsträger) transferred by operation of law certain assets and liabilities (y) partly to the Target Company and (z) partly to REMA TIP TOP AG, a stock corporation (Aktiengesellschaft) under the laws of Germany, having its registered office at Gruber Str. 65, 85586 Poing, Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under number HRB 209454 (herein "REMA TIP TOP"), each as receiving entities (übernehmende Rechtsträger) under a certain hive-down and takeover agreement (Ausgliederungs- und Übernahmevertrag) dated 16 June 2015
(registered with the commercial register (Handelsregister) of Seller on 21 August

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Project Champion - SPA EXECUTION VERSION

2015) and (ii) Stahlgruber Immobilien GmbH, a former limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, formerly having its registered office at Gruber Str. 65, 85586 Poing, Germany, and formerly registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under HRB 146451 (herein "Stahlgruber Immobilien GmbH"), as transferring entity (übertragender Rechtsträger) transferred by operation of law all of its assets and liabilities (y) partly to the Target Company and (z) partly to REMA TIP TOP, each as receiving entities (übernehmende Rechtsträger) under a certain split-up and takeover agreement (Aufspaltungs- und Übernahmevertrag) dated also 16 June 2015 (registered with the commercial register (Handelsregister) of Stahlgruber Immobilien GmbH on 23 July 2015) (herein collectively "Corporate Reorganization").

3.Current Financing Status
3.1.Certain Companies are as at the Signing Date parties to certain external debt financing arrangements in relation to Stahlgruber Group which are listed with outstanding amounts of principal, interest and other charges, if any, as of
30 November 2017 (or as otherwise specified) in Exhibit 3.1 (herein collectively
"External Debt Financing Agreements"). The outstanding debt under the
External Debt Financing Agreements is secured by certain security interests granted by certain Companies, Seller and/or Seller's Affiliates (herein collectively
"Financing Securities").
3.2.Seller as cash pool leader and certain of the Companies operate a financing cash pooling system using settlement accounts (Verrechnungskonten) (herein collectively "Cash Pooling"). The outstanding balances under the Cash Pooling between (i) the Companies and Seller and (ii) Seller and the Companies, as the
case may be, are treated as intra-group loans. The applicable interest rate for the outstanding balances under the Cash Pooling is agreed amongst Seller and the respective Companies from time to time and has amounted from the Effective
Date through the Signing Date to three percent (3%) p.a. and will amount from the

Signing Date through the Closing Date to 300 (in words: three hundred) basis points above the respective applicable thirty (30)-days EURIBOR p.a..
3.3.The Parties are aware and Purchaser acknowledges that as a result of the change of control in the Target Company occurring upon the consummation of the transactions contemplated under this Agreement, certain of the External Debt
Financing Agreements can be terminated by the respective other party with

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immediate effect, and the outstanding amounts thereunder will become immediately repayable. The Parties agree that Purchaser shall be responsible for any refinancing becoming necessary after the Closing Date due to any such termination rights being exercised and any costs associated with such refinancing shall be for the account of the Purchaser. Seller undertakes to cooperate with Purchaser and to assist Purchaser by applying all commercially reasonable efforts in the negotiation with the lenders and/or agents under the respective External Debt Financing Agreements of any pay-off and release documentation which Purchaser may reasonably require under its own financing arrangements in order to be provided with the funds required for the refinancing.

4.Termination of Cash Pooling and Downstream Loans, Assumption of
Upstream Loans
4.1.Seller shall procure (steht dafür ein) that all agreements relating to the Cash
Pooling to the extent existing between Seller and the Companies as listed in
Exhibit 4.1 (herein collectively "Cash Pooling Agreements") shall be terminated no later than five (5) Business Days prior to (but excluding) the Scheduled Closing
Date with effect as of such termination date (herein "Cash Pooling Termination
Date").

4.2.	If and to the extent there exists under the Cash Pooling Agreements on the Cash
Pooling Termination Date a balance owed by Seller to any Company, any such balance shall be treated as an upstream loan extended from the respective
Company to Seller (herein each an "Upstream Loan" and collectively "Upstream
Loans"). Seller shall deliver to Purchaser no later than on the Cash Pooling
Termination Date a written notice stating the aggregate outstanding balance owed by Seller to the respective Companies under any Upstream Loans, including accrued and capitalized interest thereon, as at the Scheduled Closing Date (herein
"Closing Upstream Loans Amount"). In consideration of the reduction of the
Total Purchase Price (as defined in Section 7.1 below) in an amount equal to the
Closing Upstream Loans Amount pursuant to Section 7.1.6 below, Purchaser shall on the Scheduled Closing Date assume all obligations and liabilities of Seller under or in connection with any Upstream Loans in the amount of the Closing
Upstream Loans Amount from, and under full release (mit schuldbefreiender
Wirkung) of, Seller by means of entering into an Upstream Loans assumption agreement substantially in the form as attached hereto as Exhibit 4.2-1 (herein
"Upstream Loans Assumption Agreement"). Seller shall procure (steht dafür ein)
that any Company which is a lender under any Upstream Loan shall in such

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capacity declare its consent to the contemplated assumption by Purchaser in accordance with the Upstream Loans Assumption Agreement by written declaration substantially in the form as attached hereto as Exhibit 4.2-2, no later than on the Cash Pooling Termination Date.

4.3.	If and to the extent there exists under the Cash Pooling Agreements on the Cash
Pooling Termination Date a balance owed by any Company to Seller, any such balance shall be treated as a downstream loan extended by Seller to the respective
Company (herein each a "Downstream Loan" and collectively "Downstream
Loans"). No later than on the Cash Pooling Termination Date, Seller shall deliver to Purchaser a written notice stating the aggregate outstanding balance owed by the respective Companies to Seller under any Downstream Loans, including accrued and capitalized interest thereon, if any, as at the Scheduled Closing Date
(herein "Closing Downstream Loans Amount").
4.4.Seller shall, and shall procure (steht dafür ein) that the respective Companies, terminate on, or prior to, the Scheduled Closing Date all agreements relating to the
Downstream Loans and cancel and waive all claims and obligations thereunder, if any, except for the claims for repayment of the respective portion of the Closing
Downstream Loans Amount (herein collectively "Downstream Loans Claims"), with effect as of the Closing Date in accordance with a separate termination and waiver agreement substantially in the form as attached hereto as Exhibit 4.4
(herein "Downstream Loans Termination Agreement").

5.    Sale, Purchase and Transfer of Target Shares
5.1.Seller hereby (i) sells (verkauft) to Purchaser the Target Shares, including all rights and obligations pertaining thereto, in particular the right to any profits not yet distributed on or prior to the Effective Date, with economic effect (mit wirtschaftlicher Wirkung) as at the Effective Date, and (ii), subject to the Closing

Condition (as defined in Section 9.1 below) having been fulfilled or duly waived, undertakes to transfer (übertragen) to Purchaser the Target Shares on the
Scheduled Closing Date in accordance with the terms and conditions of a separate transfer agreement substantially in the form as attached hereto as Exhibit 5.1
(herein "ShareTransfer Agreement").
5.2.Purchaser hereby purchases from Seller the Target Shares and undertakes to accept on the Scheduled Closing Date the transfer (Übertragung) of the Target Shares in accordance with the terms and conditions of the Share Transfer Agreement.

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6.    Sale, Purchase and Transfer of Downstream Loans Claims
6.1.Seller hereby (i) sells (verkauft) to Purchaser the Downstream Loans Claimsand
(ii) subject to the Closing Condition (as defined in Section 9.1 below) having been fulfilled or duly waived, undertakes to transfer (abtreten) to Purchaser the
Downstream Loans Claims on the Scheduled Closing Date in accordance with the terms and conditions of a separate transfer agreement substantially in the form as attached hereto as Exhibit 6.1 (herein "Downstream LoansClaimsTransfer
Agreement").
6.2.Purchaser hereby purchases from Seller the Downstream Loans Claims and undertakes to accept on the Scheduled Closing Date the transfer (Abtretung) of the
Downstream Loans Claims in accordance with the terms and conditions of the
Downstream Loans Claims Transfer Agreement.

6.3.Purchaser shall procure (steht dafür ein) that, during a period of at least one (1)
year following the Closing Date, the Downstream Loans Claims are neither partially nor fully repaid to Purchaser or to any other person or entity that acquired
(whether by contractual transfer or otherwise) the Downstream Loans Claims.

7.Purchase Price
7.1.The purchase price for the Target Shares and the Downstream Loans Claims shall, subject to Section 14.1 below, be the aggregate of:
7.1.1.    a fixed amount of:
EUR 1,316,479,780
(in words: Euro one billion three hundred sixteen million four hundred seventy-nine thousand and seven hundred eighty)
(herein "Base Purchase Price");
plus

7.1.2.	an amount of EUR 75,000 (in words: Euro seventy-five thousand) per day for every day in the period commencing on (and including)

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1 January 2017 and ending on (and excluding) the earlier of (i) 1 March
2018 and (ii) the Closing Date (herein "Daily Cash Amount");
plus

7.1.3.	an amount of EUR 90,000 (in words: Euro ninety thousand) per day for every day, if any, in the period commencing on (and including) 1 March
2018 and ending on (and excluding) the earlier of (i) the 151st day after the Signing Date and (ii) the Closing Date (herein "Increased Daily
Cash Amount I");
plus

7.1.4.	an amount of EUR 140,000 (in words: Euro one hundred forty thousand)
per day for every day, if any, in the period commencing on (and including) the 151st day after the Signing Date and ending on (and excluding) the Closing Date (herein "Increased Daily Cash
Amount II");
plus
7.1.5.    the Closing Downstream Loans Amount, if any;
minus
7.1.6.    the Closing Upstream Loans Amount, if any;
minus

7.1.7.	the Identified Leakage Deduction Amount (as defined in Section 7.5 below);
(herein collectively "Total Purchase Price").
7.2.The calculation of the Base Purchase Price, as derived from the underlying enterprise value of Stahlgruber Group as at the Effective Date, is attached hereto as Exhibit 7.2 (herein "Equity Value Bridge").
7.3.The Total Purchase Price shall be allocated to the Target Shares and the
Downstream Loans Claims, if any, as follows:

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7.3.1.	an amount equal to the balance of the Total Purchase Price less the
Closing Downstream Loans Amount shall be allocated to the Target
Shares; and

7.3.2.	the Closing Downstream Loans Amount shall be allocated to the
Downstream Loans Claims.
7.4.The Total Purchase Price shall be delivered to Seller
7.4.1.by a cash payment on the Scheduled Closing Date (herein "Cash
Portion") in an amount equal to the Total Purchase Price minus
EUR 268,000,000 (in words: Euro two hundred sixty-eight million); and
7.4.2.by the transfer of 8,055,569 (in words: eight million fifty-five thousand five hundred and sixty-nine) shares of common stock of Guarantor,
USD 0.01 par value, to be delivered to Seller on the Scheduled Closing
Date (herein "LKQ Shares");
all in accordance with Section 8 below.
7.5.At least five (5) Business Days prior to (but excluding) the Scheduled Closing
Date Seller shall inform Purchaser of the amounts of any (i) Leakage (as defined in Section 10.1.19 below) other than Permitted Leakage (as defined in
Section 10.1.19 below) and (ii) any payments qualifying as Permitted Leakage set out on Schedule 10.1.19, which have in each case been made or otherwise occurred in the period from the Effective Date until the date ten (10) Business
Days prior to (but excluding) the Scheduled Closing Date. The Parties agree that the total amount of such Leakage, including the Permitted Leakage set out on

Schedule 10.1.19, shall be compensated by Seller on the Scheduled Closing Date through a deduction item in the calculation of the Total Purchase Price pursuant to
Section 7.1.7 above (herein "IdentifiedLeakage Deduction Amount"). Nothing in this Section 7.5 shall affect Purchaser's rights under this Agreement in case of a breach of Seller's No Leakage Guarantee (as defined in Section 10.1.19 below)
and/or Seller's No Leakage Covenant (as defined in Section 13.4 below), if and to the extent the respective Leakage is not covered by the Identified Leakage
Deduction Amount.
7.6.Until five (5) Business Days prior to (but excluding) the Scheduled Closing Date
Guarantor may nominate by written notice to Seller in the form attached as
Exhibit 7.6 and duly executed on behalf of Guarantor, Purchaser and the

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Substitute Purchaser another wholly-owned direct or indirect Subsidiary of Guarantor with corporate seat in Germany to replace Purchaser as purchaser under this Agreement (herein "Substitute Purchaser"). Upon receipt of the duly executed notice by Seller the original Purchaser shall for all purposes of this Agreement be deemed replaced by the Substitute Purchaser, all rights and obligations of the Purchaser shall be deemed assigned to and assumed with release of the original Purchaser by the Substitute Purchaser and the Substitute Purchaser shall for all purposes of this Agreement be deemed the Purchaser, provided that any breaches of this Agreement, consents or other actions of the original Purchaser shall be fully attributed to the Substitute Purchaser as if the Substitute Purchaser had committed such breaches, given such consents or performed any other such actions itself.

8.Payments and Default; Delivery of LKQ Shares
8.1.The Cash Portion of the Total Purchase Price shall be due (fällig) on the

Scheduled Closing Date and shall be paid by Purchaser in accordance with the provisions of Section 9.8 below by wire transfer, free of charges (other than by
Seller's bank) to Seller, in immediately available funds into Seller's bank account to be notified by Seller to Purchaser no later than five (5) Business Days prior to
(but excluding) the Scheduled Closing Date (herein "Seller's Account").
8.2.Purchaser shall procure (steht dafür ein) the delivery of the LKQ Shares to Seller and the booking of the LKQ Shares into Seller's Brokerage Account (as defined below) on the Scheduled Closing Date by causing the general counsel of
Guarantor to send on the Scheduled Closing Date a notice in writing or text form to the transfer agent of Guarantor (herein "LKQ Shares Transfer Notice")
instructing that the LKQ Shares should be issued via electronic delivery to one (1)
brokerage or securities account with a reputable US or German-based broker which shall be notified by Seller to Purchaser in writing no later than five (5)
Business Days prior to (but excluding) the Scheduled Closing Date (herein
"Seller's Brokerage Account").
8.3.Purchaser shall procure (steht dafür ein) that the LKQ Shares are freely transferable by Seller immediately following the Closing Date under
Section 4(a)(1) of the U.S. Securities Act of 1933, as amended (herein "Securities
Act") and are not "restricted securities" within the meaning of Rule 144(a)(3)
under the Securities Act. Seller acknowledges receipt on 10 November 2017 of the prospectus contained in Guarantor's registration statement on Form S-4 declared

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effective by the Securities Exchange Commission on 25 August 2009 (herein
"Registration Statement"), together with Guarantor's most recent reports on
Form 10-K and 10-Q incorporated by reference therein. Purchaser shall procure
(steht dafür ein) that K&L Gates LLP, U.S. legal counsel to Guarantor (or another reputable US law firm), shall furnish to Seller a written opinion, substantially in the form set forth in Exhibit 8.3 and dated the Scheduled Closing Date (herein
"K&L Gates Opinion"). If only a copy of the K&L Gates Opinion is delivered to
Seller on the Scheduled Closing Date in accordance with Section 9.8.7 below,
Purchaser shall procure (dafür einstehen) that the original shall be delivered to
Seller without undue delay, but in any event no later than three (3) Business Days following the Closing Date.
8.4.Unless otherwise instructed by Seller in writing no later than five (5) Business
Days prior to (but excluding) the respective due date, all other payments owed by
Purchaser to Seller under this Agreement shall be paid by Purchaser by wire transfer, free of charges (other than by Seller's bank) to Seller, in immediately available funds into Seller's Account.
8.5.All payments owed by Seller to Purchaser under this Agreement, if any, shall be paid by, or on behalf of, Seller by wire transfer, free of charges (other than by
Purchaser's bank) to Purchaser, in immediately available funds into the bank account notified by Purchaser to Seller in writing no later than five (5) Business
Days prior to (but excluding) the respective due date.
8.6.Except as otherwise provided herein, each of the Parties shall pay interest on any amount becoming due (fällig) and payable (zahlbar) to any other Party under this
Agreement as from (and including) the respective due date until (but excluding)
the day of actual payment at the rate of 900 bp (in words: nine hundred basis points) above the base interest rate (Basiszinssatz) within the meaning of
Section 247 German Civil Code (BGB). In case Purchaser fails to pay any portion of the Cash Portion of the Total Purchase Price in accordance with Section 8.1 above, the foregoing default interest (Verzugszins) shall be paid in addition to the
Daily Cash Amount and the Increased Daily Cash Amount I and the Increased
Daily Cash Amount II, if any.

9.Closing Condition and Closing
9.1.The closing (Vollzug) of the transactions contemplated under this Agreement
(herein "Closing") pursuant to Section 9.8 below shall be subject to the condition

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precedent (aufschiebende Bedingung) (herein "Closing Condition") that the merger control approvals or clearances required under the European merger control rules or, in case of a full referral to national authorities, national merger control rules or, in case of a partial referral to national authorities, both the
European and national merger control rules, have been obtained or are deemed, by applicable laws, to have been obtained, e.g. because of the lapse, expiration or termination of the applicable waiting periods or because jurisdiction has been declined (herein collectively "Antitrust Clearances").
9.2.Purchaser shall take all actions necessary to prepare the necessary filings for the
Antitrust Clearances as soon as reasonably possible following the Signing Date and shall commence pre-filing guidance by filing the draft Form CO no later than fifteen (15) Business Days after the Signing Date and the final Form CO at the earliest date acceptable to the European Commission. Purchaser shall take all actions necessary to furnish the relevant authority with all information required in connection therewith. Seller undertakes to reasonably cooperate with Purchaser by
(i) providing information concerning Stahlgruber Group and the Business, to the extent reasonably required by Purchaser for such purpose, and (ii) taking the actions set forth in Exhibit 9.2, in each case to the extent reasonably required and reasonably requested by Purchaser to support Purchaser to comply with
Purchaser's Antitrust Undertakings (as defined in Section 9.2.2 below) (herein
"Seller's Antitrust Cooperation Obligations"). Further, the Parties agree on the following:
9.2.1.Purchaser shall (i) give Seller reasonable advance notice of any notification, submission or other communication which it proposes to make or submit to any authority and (ii) provide Seller with copies of such draft notification, submission or correspondence and any supporting documentation or information reasonably requested by Seller, provided that Purchaser shall, to the extent required by law, not be obliged to provide Seller with any confidential information or business secrets, which information shall be provided to Seller's counsel on a counsel-to-
counsel basis only. Purchaser undertakes to take any comments of Seller in relation to any such notification, submission or communication into due consideration. Purchaser further agrees to keep Seller fully informed as to the progress of any notification made in order to obtain the
Antitrust Clearances. Seller and its advisors shall be entitled to attend all meetings with any relevant authority or other persons or bodies (unless prohibited by the relevant authority or other person or body or law) and

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make oral submissions at such meetings to the extent necessary or appropriate.
9.2.2.Purchaser shall be responsible for obtaining the Antitrust Clearances and, in particular, shall undertake (or cause to be undertaken) any and all steps necessary to avoid or eliminate each and every impediment under any law, rule or regulation that may be asserted by any relevant authority so as to enable Seller and Purchaser to consummate the transactions contemplated under this Agreement, including (i) committing to and effecting as promptly as possible (i.e. in first phase proceedings, if possible under relevant rules), the sale or disposition of any assets, properties or businesses (or any parts thereof) of the Companies,
Purchaser and/or any of its Affiliates, and (ii) entering into such other arrangements, including any business restrictions, necessary to avoid the effect of delaying or preventing the consummation of the transactions contemplated under this Agreement (herein "Purchaser's Antitrust
Undertakings").
9.3.Purchaser shall not, and shall procure (steht dafür ein) that its Affiliates shall not, enter into any transaction or any agreement to effect any transaction (including any merger or acquisition) that might reasonably be expected to make it more difficult or to materially increase the time required to obtain the Antitrust
Clearances.

9.4.Purchaser shall notify Seller in writing without undue delay of (i) the Closing
Condition having been fulfilled and/or (ii) the definitive (endgültige) failure of the
Closing Condition to be fulfilled.
9.5.Seller shall, until Closing has occurred, be entitled to withdraw from (zurücktreten)
this Agreement with effect for all Parties by written notice to Purchaser (i) if the
Closing Condition is not fulfilled until the date which is 300 days after the Signing
Date (herein "Drop Dead Date"), or (ii) if Purchaser has not fulfilled all of the
Closing Events in breach (schuldhafte Pflichtverletzung) of the terms and conditions of this Agreement and such breach by Purchaser has not been remedied by Purchaser within ten (10) Business Days after having been notified by Seller in writing of such breach, unless Seller is at the same time in breach of Seller's obligations to fulfill the Closing Events or in default with any action required to be taken by Seller under this Agreement and necessary for Purchaser to fulfill the
Closing Events (herein "Closing Default").

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9.6.	In the event of a withdrawal (Rücktritt) of Seller, none of the Parties shall have any obligation or incur any liability towards any of the other Parties provided that
(i) the obligation of Purchaser to pay the Break Fee (as defined in Section 9.7 below), (ii) the obligation of a Party to pay further damages for breach
(schuldhafte Pflichtverletzung) of this Agreement prior to the date of withdrawal, if any, and (iii) the provisions in Section 20 through Section 29 below shall in each case survive and remain in full force and effect.
9.7.    If and once

9.7.1.Seller has withdrawn (zurückgetreten) from this Agreement pursuant to
Section 9.5 above because any of the Antitrust Clearances has not been obtained prior to, or at the latest on, the Drop Dead Date, unless the failure to obtain the relevant Antitrust Clearances is the result of Seller breaching, in a grossly negligent manner (grob fahrlässig) or wilfully
(vorsätzlich), Seller's Antitrust Cooperation Obligations, it being agreed that the failure to obtain the relevant Antitrust Clearances shall be deemed the result of any such breach by Seller of Seller's Antitrust
Cooperation Obligations only if such breach by Seller of Seller's
Antitrust Cooperation Obligations was the primary cause for the failure to obtain the relevant Antitrust Clearances; or
9.7.2.Seller has withdrawn (zurückgetreten) from this Agreement pursuant to
Section 9.5 above because of a Closing Default by Purchaser,
Purchaser shall pay to Seller a break fee in the amount of EUR 75,000,000 (in words: Euro seventy-five million) as liquidated damages (pauschalierter
Schadensersatz) to compensate Seller for any costs, expenses and other damages incurred in connection with the transactions contemplated under this Agreement
(herein "Break Fee"). The Break Fee shall not prejudice Seller from claiming from Purchaser, in any form whatsoever, further damages of any kind exceeding the Break Fee incurred as a result of a breach (schuldhafte Pflichtverletzung) of the terms and conditions of this Agreement.
9.8.Closing shall occur on the Scheduled Closing Date. At 10:00 a.m., or any other time as agreed between the Parties, on the Scheduled Closing Date, the Parties

and/or their duly authorized representatives shall convene at the offices of
Hengeler Mueller, Leopoldstr. 8-10, 80802 Munich, Germany, or any other place as agreed between the Parties, and the following events (herein "Closing Events")
shall take place simultaneously (Zug-um-Zug):

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9.8.1.Delivery by Seller to Purchaser of a written confirmation that Seller has not breached any of the Fundamental Guarantees (as defined in
Section 16.1.1 below) substantially in the form as attached hereto as
Exhibit 9.8.1;
9.8.2.Execution of the Share Transfer Agreement between Seller and
Purchaser;
9.8.3.Execution of (i) the Downstream Loans Claims Transfer Agreement
between Seller and Purchaser and/or (ii) the Upstream Loans
Assumption Agreement between Seller and Purchaser, as applicable;
9.8.4.Execution of the Transitional Services Agreements (as defined in
Section 15.5 below) between Seller and the Target Company, unless executed prior to the Scheduled Closing Date;
9.8.5.Execution of the License Agreement (as defined in Section 15.6 below)
between Seller and the Target Company, unless executed prior to the
Scheduled Closing Date;
9.8.6.Submission by the general counsel of Guarantor of the LKQ Shares
Transfer Notice and booking of the LKQ Shares into Seller's Brokerage
Account;

9.8.7.Delivery of the original or a copy of the K&L Gates Opinion to Seller;
and
9.8.8.Payment by Purchaser of the Cash Portion of the Total Purchase Price to
Seller's Account once the Closing Event set forth in Section 9.8.6 above has been fulfilled.
9.9.Each of Seller and Purchaser may waive the non-fulfilment of any of the Closing
Events (or parts thereof) by the respective other Party by written notice to the other Party, provided that (i) the Closing Event pursuant to Section 9.8.1 may only be waived by Purchaser, (ii) the Closing Events pursuant to Sections 9.8.2 through
9.8.5 above may only be waived by Seller and Purchaser jointly and (iii) the
Closing Events pursuant to Sections 9.8.6 through 9.8.8 above may only be waived by Seller. Each of Seller and Purchaser hereby irrevocably accepts any such waiver by the other Party. Any such waiver shall not prejudice any rights or remedies which may be available to the waiving Party under or in connection with

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this Agreement. Any such waiver may include a requirement that the relevant
Closing Event (or parts thereof) shall be fulfilled as soon as possible and the waiving Party shall in such case be entitled to request such due performance after the Closing Date.
9.10.Immediately following the fulfilment and/or waiver, as the case may be, of all
Closing Events, Seller and Purchaser shall execute a closing protocol substantially in the form as attached hereto as Exhibit 9.10 confirming the due fulfilment and/or valid waiver, as the case may be, of the Closing Condition and all Closing
Events.

10.Seller's Guarantees
10.1.Seller hereby guarantees, subject to any limitations contained in this Agreement, in particular the remedies set forth in Section 12 below, the Time Limitations (as defined in Section 16.1 below), the exclusion of De Minimis Claims (as defined in
Section 16.3 below), the Deductible (as defined in Section 16.3 below), the W&I
Liability Cap (as defined in Section 16.4 below) and the General Liability Cap (as defined in Section 16.5 below), by way of an independent guarantee pursuant to
Section 311 (1) German Civil Code (BGB) that the statements set forth in
Sections 10.1.1 through 10.1.19 below are true and correct on the Signing Date or as at any other date explicitly referred to below (herein collectively "Seller's
Guarantees" and each a "Seller's Guarantee"):
10.1.1.Enforceability and Capacity. On the Signing Date and on the Closing
Date, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable under applicable laws against Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy or insolvency laws. Seller has the absolute and unrestricted right, power, authority and capacity to execute and perform this Agreement. Except for the Antitrust Clearances and any notices required under the External Debt Financing Agreements, Seller is not required to give any notice to any person or obtain any consent or governmental authorization or approval in connection with the execution and performance of this Agreement by Seller.

10.1.2.Existence of the Target Company and Ownership of the Target
Shares. On the Signing Date and on the Closing Date, the Target
Company is duly incorporated and validly existing under the laws of

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Germany, and Seller is the sole owner of the Target Shares. On the
Signing Date and the Closing Date, the Target Shares have been duly authorized and validly issued, fully paid in and, except for the Financing
Securities, have not been pledged, assigned, charged or used as a security to or by a third party and are, except for the Financing Securities, free and clear of any pending transfer or other third party rights.
10.1.3.Existence and Ownership of the Downstream Loans Claims. On the
Closing Date, each of the Downstream Loans Claims, if any, validly exists and Seller is the owner of the Downstream Loans Claims, if any, and, except for the Financing Securities, the Downstream Loans Claims,
if any, are free and clear of any pending transfer or third party rights.
10.1.4.Existence and Ownership of Stahlgruber Subsidiaries. Except as
disclosed in Schedule 10.1.4, each of the Stahlgruber Subsidiaries is duly incorporated and validly existing under the laws of its jurisdiction and the shares held indirectly by Seller in the Stahlgruber Subsidiaries and in Auto Teile Ring GmbH and ATR International AG (i) are owned by the Companies as set forth in Exhibit (A), and (ii), except for the
Financing Securities, have not been pledged, assigned, charged or used as a security to or by a third party and, except for the Financing
Securities, are free and clear of any pending transfer or other third party rights, it being understood that with respect to any Subsidiaries of
Optimal AG & Co. KG the foregoing statements of Seller are made to the Knowledge of Seller only. To the Knowledge of Seller, the shares held indirectly by Seller in the Stahlgruber Subsidiaries have been duly authorized, validly issued and fully paid in.
10.1.5.Bankruptcy or Judicial Composition Proceedings. No bankruptcy or judicial composition proceedings concerning Seller or, to the Knowledge of Seller and except as disclosed in Schedule 10.1.5, a Company have been applied for (i) by the management of Seller or any Company, or (ii), to the Knowledge of Seller, any third party, and, to the Knowledge of
Seller, no circumstances exist which would require the application for any bankruptcy or judicial composition proceedings concerning Seller or any Company or justify any action of voidance of this Agreement.
10.1.6.Enterprise Agreements and Joint Shareholdings Documentation. To
the Knowledge of Seller and except as disclosed in Schedule 10.1.6-1, the Companies are not party to any enterprise agreements within the

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meaning of Sections 291 and 292 German Stock Corporation Act (AktG)
or comparable profit sharing or pooling agreements or arrangements under the laws of any other jurisdiction. To the Knowledge of Seller,
Schedule 10.1.6-2 contains a complete list of the currently applicable version of the articles of association, by-laws, charters or equivalent corporate documents, partnership agreements and shareholders agreements, including all amendments, supplements or other ancillary stipulations thereto, relating to (i) Optimal AG & Co. KG, (ii) PV
Automotive GmbH, (iii) Neimcke GmbH & Co. KG or (iv) CZ
Aftermarket Holding GmbH (herein "Material JV Companies") (herein collectively "Joint Shareholdings Documentation") and there are no pending filings to any company register or authority, shareholders resolutions or partners resolutions or other binding commitments of any
Material JV Company regarding an amendment, supplement to or termination of any Joint Shareholdings Documentation. To the
Knowledge of Seller, the Material Companies and the relevant counterparties are in a status of due fulfilment of the Joint Shareholdings
Documentation and neither the Material JV Companies nor a
counterparty has asserted in writing to the relevant other party a breach of any Joint Shareholdings Documentation, in each case except for instances which do not have a Material Adverse Effect (as defined in
Section 10.5 below).
10.1.7.Conduct of Business. To the Knowledge of Seller and except for the transactions described in or contemplated under this Agreement and/or disclosed in Schedule 10.1.7, or as required by law, in the period from the Effective Date until the Signing Date, (i) the Material Companies have conducted their respective business operations, in all material respects, consistent with past practice, except where the failure to do so would not result in a Material Adverse Effect, and (ii) with respect to the
Material Companies none of the following has occurred:
10.1.7.1.the extension of any guarantees, suretyships, letters of comfort or similar instruments securing any obligations of any third party (excluding any Company), in each case with an amount
of at least EUR 1,000,000 (in words: Euro one million);
10.1.7.2.incurrence of any material indebtedness or other material financial liabilities of any nature, in each case of at least

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EUR 1,000,000 (in words: Euro one million), except in the
ordinary course of business;
10.1.7.3.any sale, transfer, creation of encumbrances or other disposition of any material fixed assets, in each case with a value of at least EUR 1,000,000 (in words: Euro one million), except in the ordinary course of business;
10.1.7.4.any express waiver or other abolishment of any material rights, in each case with a value of at least EUR 1,000,000 (in words:
Euro one million), except if being made as part of the
settlement of a commercial dispute which has arisen and has
been settled in the ordinary course of business in good faith;
10.1.7.5.any increase of remuneration, including the granting of new material employee benefits, to any of its managing directors
(Geschäftsführer) or employees, resulting in an increase of the overall personnel costs of (i) the Target Company, (ii) PV
Automotive GmbH, (iii) Neimcke GmbH & Co. KG, (iv)
Stahlgruber Ges.m.b.H. (Austria), (v) APM Automotive s.r.o.,
(vi) Stahlgruber CZ S.R.O. or (vii) the Material Companies as
a whole, in each case of (i) through (vii) by more than ten
percent (10%), except (A) in the ordinary course of business,
(B) as required by law or (C) as required by collective
bargaining agreement or reference to any such collective
bargaining agreement in any individual employment
agreement, except for collective bargaining agreements which have been entered into specifically for the relevant Companies
(Haustarifverträge) after the Effective Date; or
10.1.7.6.any theft, damage, destruction or casualty loss of assets, in each case, if and to the extent not covered by any insurance and in each case with a value of at least EUR 1,000,000 (in
words: Euro one million).
10.1.8.Effective Date Accounts. The consolidated financial statements of the
Target Company (Teilkonzernabschluss) for the twelve (12) months'
period commencing on 1 January 2016 and ending on the Effective Date, comprising a consolidated management report (Teilkonzernlagebericht), a consolidated balance sheet (Teilkonzernbilanz), a consolidated profit

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and loss statement (Teilkonzern-Gewinn- und Verlustrechnung), consolidated notes (Teilkonzernanhang), a consolidated statement of cash flow (Teilkonzern-Kapitalflussrechnung) and a consolidated statement of changes in equity (Teilkonzern-Eigenkapitalspiegel), a copy of which is attached hereto as Exhibit 10.1.8 (herein "Effective Date
Accounts") have been prepared by the management of the Target
Company and have been audited (geprüft) by Deloitte GmbH
Wirtschaftsprüfungsgesellschaft. Based on the facts and circumstances actually known (positive Kenntnis) by the management of the Target
Company at the time of the preparation (Aufstellung) of the Effective
Date Accounts to the Knowledge of Seller the Effective Date Accounts,
except for the consolidated management report (Teilkonzernlagebericht), give a true and fair view of the consolidated assets (Vermögenslage), financial position (Finanzlage) and earnings (Ertragslage) of the consolidated group described in the Effective Date Accounts as at the
Effective Date or for the year then ended, respectively, in each case in accordance with the requirements under German GAAP, it being understood that nothing in this Seller's Guarantee shall be construed or interpreted as an objective balance sheet guarantee (objektive
Bilanzgarantie).
10.1.9.Material Assets. To the Knowledge of Seller, the fixed assets
(Anlagevermögen) of the Material Companies, other than real property and buildings, which are necessary and required for carrying out the
Business in substantially the same manner as on the Signing Date (herein collectively "Material Assets") are owned or held in lawful possession by the Material Companies, except where the failure to do so would not result in a Material Adverse Effect. To the Knowledge of Seller, the
Material Assets are not charged with any rights of third parties including the transfer for security purposes (Sicherungsübereignungen), except for
(i) the Financing Securities, (ii) customary rights of retention of title
(handelsüblicheEigentumsvorbehalte), liens, pledges or other security rights in favour of suppliers, mechanics, workers, landlords, carriers and the like, (iii) statutory security rights in favour of Tax Authorities or other governmental authorities, and (iv) other encumbrances
(Belastungen) that would not result in a Material Adverse Effect. To the
Knowledge of Seller and except as disclosed in Schedule 10.1.9,
(y) each Material Company either owns or lawfully uses on the basis of valid leasing and licensing agreements (entered into by any Company)
all computer hardware, software, networks and other information

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technology (herein collectively "Information Technology") which it uses in its business on the Signing Date, except where the failure to do so would not result in a Material Adverse Effect, and (z) with respect to the
Information Technology there have not been in the twelve (12) months'
period prior to the Signing Date any major interruptions, major data losses or major similar incidents relating to the Information Technology, except in each case for any which did not have a Material Adverse Effect.
10.1.10.Real Estate.
10.1.10.1.To the Knowledge of Seller, Schedule 10.1.10.1 contains a complete list of (i) all real property (Grundstücke) owned by

the Material Companies (including	joint ownership
(Miteigentum)) and (ii) all hereditary building rights
(Erbbaurechte) owned by the Material Companies.
10.1.10.2.To the extent the Material Companies have within the sixty
(60) months' period prior to the Signing Date acquired real
estate for a purchase price of at least EUR 1,000,000 (in
words: Euro one million) from municipalities or other entities of the public administration, the acquisitions did not constitute, to the Knowledge of Seller, in whole or in part, public
subsidies (öffentliche Beihilfen) and, to the Knowledge of
Seller, such acquisitions are not therefore rendered void or trigger a liability of the relevant Material Company in excess of EUR 1,000,000 (in words: Euro one million).
10.1.10.3.To the Knowledge of Seller and except as disclosed in
Schedule 10.1.10.3, (a) no Material Company is (i) under
applicable Law currently obligated to remediate any
contamination of the soil, leachate, soil-vapor, groundwater, surface water or building on any real estate owned or used by it as of the Signing Date, (ii) under any order of any public authority obligated to monitor, investigate, contain or remedy any contamination on any such real estate, or (iii) in receipt of any current written notice by any public authority or current claim by a third party alleging in writing about any such
contamination, in each case except for any instances which do not have a Material Adverse Effect, and (b) Seller has
disclosed to Purchaser in the documents and/or by the means

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referred to in Section 12.3.5 all written environmental audit or other environmental review reports (x) prepared by external
advisors on behalf of Seller, the Target Company or
Stahlgruber Immobilien GmbH & Co. KG, a limited
partnership (Kommanditgesellschaft) under the laws of
Germany, having its registered office at Gruber Str. 65, 85586
Poing, Germany, and registered with the commercial register
(Handelsregister) of the local court (Amtsgericht) of Munich
under number HRA 104141     (herein "Stahlgruber
Immobilien GmbH & Co. KG"), or (y) received by Seller,
the Target Company or Stahlgruber Immobilien GmbH & Co.
KG in writing, in each case of (x) and (y) within the three (3)
years' period preceding the Signing Date with respect to any real estate currently owned by Stahlgruber Immobilien GmbH
& Co. KG as of the Signing Date and indicating a
contamination within the meaning of item (a)(i) above the
remediation of which is likely to trigger costs for remediation measures of Stahlgruber Immobilien GmbH & Co. KG in
excess of EUR 1,000,000 (in words: Euro one million).
10.1.11.Intellectual Property Rights. To the Knowledge of Seller,
10.1.11.1.the Material Companies hold title in, or have a right to use

(including under any rights of any other Company), all patents, trademarks, internet domains and other registered intellectual property rights that are necessary to operate the Business in substantially the same manner as conducted on the Signing
Date, and the lack of which would result in a Material
Adverse Effect (herein "Material IP Rights");
10.1.11.2.all registration and maintenance fees have been paid to validly maintain the Material IP Rights with the competent authorities;
10.1.11.3.the Material IP Rights are valid and no rights forming part of such Material IP Rights have been abandoned, have lapsed or
have been otherwise lost through the action or failure to act by
Seller or any Material Company, it being understood that such action or failure shall not include (i) any abandonments,
lapses or other losses incurred in the regular course of
prosecution of the Material IP Rights or (ii), with respect to

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the trademarks forming part of the Material IP Rights, any
susceptibility to cancellation for non-use;
10.1.11.4.except as disclosed in Schedule 10.1.11.4, within the twelve
(12) months' period prior to the Signing Date, there were no written third party challenges regarding the validity of any of the Material IP Rights directed to a governmental authority or court, except for official communications from trademark
offices as part of normal prosecution; and
10.1.11.5.except as disclosed in Schedule 10.1.11.5, (i) within the twelve (12) months' period prior to the Signing Date, no third party has notified Seller or any of the Material Companies in writing of any alleged material infringement of such third
party's registered intellectual property rights by the conduct of any Material Company's business and (ii) there exist no such infringements, except for infringements which do not have a
Material Adverse Effect.
10.1.12.Employees.
10.1.12.1.To the Knowledge of Seller, Schedule 10.1.12.1 sets forth a list of (i) all collective bargaining agreements (Tarifverträge)
or comparable agreements in foreign jurisdictions applicable to the Material Companies and (ii) all agreements entered into within the three (3) years' period prior to the Signing Date between any of the Material Companies and a workers'
council (Betriebsrat) or a comparable council in a foreign
jurisdiction of a Material Company which, in each case of
(i) and (ii), contain (x) material limitations to terminate
employment agreements, including severance payments,
(y) obligations of a Material Company to maintain
establishments at certain sites, or (z) guarantees to maintain a certain number of employees.
10.1.12.2.To the Knowledge of Seller, Schedule 10.1.12.2 contains a complete and correct list as at the Signing Date of the service or employment contracts, as the case may be, with employees
and managing directors (Geschäftsführer) of the Material
Companies with an annual target salary (including base salary

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and target bonus) in excess of EUR 120,000 (in words: Euro
one hundred twenty thousand) in the individual case (herein
"Key Employees"). To the Knowledge of Seller, none of the
Key Employees has given written notice of termination of his or her service or employment.
10.1.12.3.To the Knowledge of Seller, Schedule 10.1.12.3-1 contains a complete and correct list of all plans, regulations, schemes, agreements and other arrangements under which the Material
Companies are obliged to provide to any current or former
directors or employees any pensions or other post-

employment benefits,	including old-age part-time
(Altersteilzeit) arrangements, in each case if the sum of the current or future annual or one-time lump-sum payment
obligations to all recipients thereunder amounts to at least

EUR 1,000,000 (in words: Euro one million). To the
Knowledge of Seller and except as disclosed in
Schedule 10.1.12.3-2, the obligations under Section 16 of the
German Pensions Act (BetrAVG) have been complied with.
10.1.13.Material Agreements. To the Knowledge of Seller and except as disclosed in Schedule 10.1.13, the Material Companies are not a party to any of the following agreements or commitments relating to the Business which are not otherwise referred to in this Agreement and which have not yet been completely fulfilled (nicht vollständig erfüllte Verträge), excluding any agreements which are concluded exclusively between
Companies:
10.1.13.1.agreements relating to the acquisition or disposal (whether by share or asset deal) of any business or any shares or interests in any corporations or partnerships or any real property;
10.1.13.2.joint venture, shareholders or consortium agreements;
10.1.13.3.loan and credit agreements, or other agreements or instruments evidencing financial indebtedness of any of the
Material Companies, including financial leases, factoring
agreements, asset-backed security transactions or agreements relating to swaps, futures, options or other financial
derivatives, in each case involving outstanding liabilities,

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individually, in excess of EUR 500,000 (in words: Euro five hundred thousand), but excluding the External Debt Financing
Agreements;
10.1.13.4.agreements securing, individually, financial indebtedness of third parties (other than any other Company) in excess of
EUR 500,000 (in words: Euro five hundred thousand), such as
pledges, guarantees (Garantien oder Bürgschaften) or letters of comfort (Patronatserklärungen) extended by any of the
Material Companies to any third party (other than any other
Company), but excluding the Financing Securities and any
obligations under the External Debt Financing Agreements;
10.1.13.5.framework agreements, agreements covering multiple supplies over a certain period and other long-term purchasing agreements entered into between suppliers of the Business and any of the Material Companies (excluding agreements which
are essentially limited to setting on an annual basis prices, discounts, boni, delivery, warranty or related terms (Jahres-
Konditionenvereinbarungen), such agreements within
Stahlgruber Group inter alia referred to as Stahlgruber
Konzernrahmenvereinbarung (Jahr), and any individual
orders under framework agreements) with a prospective
aggregate order volume for the financial year 2017 exceeding
EUR 2,000,000 (in words: Euro two million) in the individual case;
10.1.13.6.framework agreements, agreements covering multiple deliveries over a certain period and other long-term customer agreements entered into between customers of the Business
and any of the Material Companies (excluding agreements
which are essentially limited to setting on an annual basis
prices, discounts, boni, delivery, warranty or related terms
(Jahres-Konditionenvereinbarungen), such agreements within

Stahlgruber Group	inter alia referred to as
Rahmenvereinbarung (Jahr) or Jahreszielvereinbarung (Jahr),
and any individual orders under framework agreements) with
a prospective aggregate order volume for the financial year
2017 exceeding EUR 5,000,000 (in words: Euro five million)
in the individual case; and

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10.1.13.7.lease agreements (Mietverträge und Pachtverträge) regarding real property or premises to which a Material Company is a
party as tenant (Mieter oder Pächter) and which provide for
(i) a fixed term of at least one (1) year after the Signing Date and (ii) an annual net rent (excluding ancillary costs
(Nebenkosten)) (jährliche Netto-Kaltmiete/-Pacht) in excess
of EUR 500,000 (in words: Euro five hundred thousand) in
the individual case.
The agreements disclosed in Schedule 10.1.13 are herein collectively referred to as "Material Agreements".
10.1.14.Status of Material Agreements. To the Knowledge of Seller and except as disclosed in Schedule 10.1.14, the validity of any of the Material
Agreements has not been challenged by any party to any such Material
Agreement, none of the Material Agreements has been terminated by any party for cause (aus wichtigem Grund) nor has any party to such Material
Agreement given written notice about its intention to terminate the relevant Material Agreement for cause (aus wichtigem Grund), except where such termination would not result in a Material Adverse Effect. To the Knowledge of Seller, no party to a Material Agreement is in breach of its obligations under the relevant Material Agreement which could result in a Material Adverse Effect.
10.1.15.Insurance. To the Knowledge of Seller, (i) Schedule 10.1.15-1 contains a list of all material insurance policies providing for annual premium payments exceeding EUR 50,000 (in words: Euro fifty thousand) in the individual case which are maintained by or for the benefit of a Material
Company and required for carrying out the Business in substantially the same manner as on the Signing Date (herein "Insurance Policies"),
(ii) all premiums under the Insurance Policies due and payable until the
Signing Date have been paid, and (iii) none of the Insurance Policies has been cancelled or terminated by any Material Company and none of the
Material Companies has received any written notice of termination, except, in each case, where the non-compliance with (i) through (iii)
would not result in a Material Adverse Effect. To the Knowledge of

Seller, except as disclosed in Schedule 10.1.15-2, there exist no claims under the Insurance Policies in an amount in excess of EUR 250,000 (in words: Euro two hundred fifty thousand) in the individual case which have been notified, but not yet settled.

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10.1.16.Compliance with Laws.
10.1.16.1.To the Knowledge of Seller and except as disclosed in
Schedule 10.1.16.1, the Material Companies (i) validly hold
all permits by any public authorities necessary for their
business, except for those the absence of which would not
result in a Material Adverse Effect and (ii) have conducted the
Business in the twelve (12) months' period preceding the
Signing Date in compliance with all applicable laws and
regulations and orders of competent public authorities,
including anti-bribery and anti-money-laundering laws and,
with respect to horizontal relationships, all antitrust and
competition laws, in each case except where the failure to do so would not result in a Material Adverse Effect.
10.1.16.2.In the five (5) years' period prior to the Signing Date, the communications of the Material Companies with their
respective wholesale customers (Großhändler) complied with
applicable law in all material respects.

10.1.16.3.To the Knowledge of Seller and except as disclosed in
Schedule 10.1.16.3, no Material Company, except for
Optimal AG & Co. KG, has in the three (3) years' period prior to the Signing Date made, and Optimal AG & Co. KG and its
Subsidiaries as of the Signing Date do not make, any delivery of any product to (i) a delivery address in Iran, Iraq or Syria or
(ii) any person with delivery address in Russia which was at the time of the delivery on a then applicable list of restricted parties under embargo or other sanctions provisions imposed
by the European Union or the United States, in each case
except for deliveries of products in a total value in none of the three (3) years prior to the Signing Date exceeding
EUR 500,000 (in words: Euro five hundred thousand). To the

Knowledge of Seller,	the contemplated exclusive
distributorship agreement of Optimal Istanbul Otomotiv Parca
Sanayi ve Ticaret A.S. with a third-party distributor for sales in Turkey, Iran, Iraq and Syria has not yet been concluded
with binding effect on Optimal Istanbul Otomotiv Parca
Sanayi ve Ticaret A.S..

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10.1.17.Litigation. To the Knowledge of Seller and except as disclosed in

Schedule 10.1.17, (i) the Material Companies are not involved as claimant or defendant in any pending (rechtshängig) court, arbitration or administrative proceedings having a litigation value (Streitwert) in excess of EUR 500,000 (in words: Euro five hundred thousand) in the individual case, and (ii) no such proceedings have been threatened by or to the Material Companies in writing.
10.1.18.Taxes. To the Knowledge of Seller and except as disclosed in
Schedule 10.1.18,
10.1.18.1.all Tax returns required to be filed with any Tax Authority by or on behalf of any Material Company within the three (3)
years' period prior to the Signing Date have been prepared
diligently and in good faith within the meaning of Section 150 para. 2 German Tax Code (AO) (or equivalent provisions
under the laws of any other jurisdiction), in all material
respects, and have been filed when due;
10.1.18.2.each of the Material Companies has timely paid and/or withheld when due all Taxes shown as payable by it on any
Tax assessment issued by any Tax Authority or on any Tax
return filed by it with any Tax Authority; and
10.1.18.3.(i) none of the Material Companies is involved in any extraordinary Tax audit or investigation (other than routine
Tax audits in the ordinary course of business), (ii) no Tax
dispute or other proceeding is pending in respect of any
Material Company, and (iii) no Material Company has been
notified by any Tax Authority that such authority intends to commence any such proceeding.
10.1.19.No Leakage. During the period from (but excluding) the Effective

Date
until the Signing Date, there has been no Leakage (as defined hereinafter). "Leakage" shall mean any of the following actions carried out towards or for the benefit of (i) Seller or (ii) a Seller's Affiliate or
(iii) a Seller-Related Person:

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10.1.19.1.any payment or declaration of any interim or other dividend or similar distribution (whether direct or indirect, in cash or in kind) paid or made by any Company;
10.1.19.2.any return of share capital (whether by reduction of share capital or redemption or purchase of shares, or otherwise) by any Company;
10.1.19.3.any payment of, or assumption by a Company of, or any granting of guarantees or securities by a Company for, any
liabilities vis-à-vis third parties owed by, Seller or a Seller's
Affiliate or a Seller-Related Person;
10.1.19.4.any other payment or other transfer of value, except for any payments made or effected under any loan or financing
agreements other than interest, costs and charges, by a
Company, or by a third party on the instruction and for the

account of a Company, to Seller or a Seller's Affiliate or a
Seller-Related Person under any contractual arrangement, but
(i) only if and to the extent such payment or transfer does not constitute an Ordinary-course Intragroup-Transaction (as
defined in Section 10.2 below) within the meaning of
Section 10.2.1.1 below and (ii) not if such payment or transfer does constitute an Ordinary-course Intragroup-Transaction

within	the meaning of Section 10.2.1.2 through
Section 10.2.1.4 below, it being agreed that any payment or
transfer of value shall be deemed to constitute an Ordinary-
course Intragroup Transaction within the meaning of
Section 10.2.1.2 through Section 10.2.1.4 below which (i) if made in the calendar year 2016 or in the calendar year 2017
until and including 30 November 2017 is reflected in any of

the balances of	intragroup payments set out in
Exhibit 10.1.19.4 (herein "Intragroup Payments Summary")
or (ii) if made after 30 November 2017 (A) falls within the
categories of payments set out in the Intragroup Payments
Summary and (B) its amount is materially consistent with the pricing level of equivalent or similar payments reflected in the
Intragroup Payments Summary;

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10.1.19.5.any waiver by a Company of a claim against Seller or a
Seller's Affiliate or a Seller-Related Person, except that this was made as part of a settlement of a commercial dispute of
the relevant Company under a commercial agreement between
the Seller, a Seller's Affiliate or a Seller-Related Person on the
one side and the relevant Company on the other side which
has arisen and has been settled in the ordinary course of
business in good faith;
10.1.19.6.any payment by a Company of any bonus, extra compensation, fees or commissions to any of its managing directors, similar executives, members of a corporate body, employees, brokers, finders, agents or advisers, in each case (i) to the extent
granted or made with respect to the preparation, negotiation and/or conclusion of this Agreement and/or the consummation
of the transactions contemplated under this Agreement and
(ii) in case of payments to employees including the related
wage tax and social security contribution paid by the relevant
Company;
10.1.19.7.any payment of external advisory, management, transaction or other professional services charges or fees by any Company
renderedin connection with the preparation, negotiation
and/or conclusion of this Agreement and/or the consummation
of the transactions contemplated under this Agreement;
10.1.19.8.any payment of Taxes on any of the items set forth above; and
10.1.19.9.any agreement, shareholder resolution or other creation of an obligation to do any of the foregoing, regardless whether the relevant outflow of funds or other value from the Companies
has taken place prior to or will take place after the Signing
Date, including, where applicable, the related wage tax and
social security contribution paid by the relevant Company;
in each case other than to the extent fully compensated by or on behalf of Seller or a Seller's Affiliate or a Seller-Related Person prior to the Closing Date and in each case except for any Leakage to the extent

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(i) specifically contained in the Equity Value Bridge or in the
Effective Date Accounts, or
(ii) disclosed in Schedule 10.1.19, or
(iii) required by the terms of this Agreement, or
(iv) made with the prior written approval of Purchaser, or
(v) made in fulfilment of management service agreements with managing directors or board members of any Companies or
employment agreements with any employees of any Companies,
other than payments within the meaning of Section 10.1.19.6 above, it being agreed that the discretionary bonuses of any employees of any Company as well as of any managing directors of any
Company other than the Target Company in each case for the years
2016 and 2017, if and to the extent not exceeding the bonuses for the previous years by more than six and five tenths percent (6.5%)

in the aggregate, shall be deemed not to be payments within the meaning of Section 10.1.19.6 above, it being agreed that
"discretionary bonuses" do not include any bonuses which
according to the contractual provisions are based on revenue or similar formulaic key performance indicators which shall in any event be deemed not to be payments within the meaning of
Section 10.1.19.6 above;
((i) through (v) collectively "Permitted Leakage").
The term "payment" within the meaning of the definition of Leakage includes payments other than in cash or credits to bank accounts, in
particular by debit     to any settlement or similar account
(Verrechnungskonto) of the respective Company and credit to any settlement or similar account (Verrechnungskonto) of Seller or Seller's
Affiliate. The Seller's Guarantee contained in this Section 10.1.19 is herein referred to as "Seller's No Leakage Guarantee".
10.2."Ordinary-course Intragroup Transaction" shall mean any payment or other transfer of value between the Seller or any of Seller's Affiliates or any Seller-
Related Person on the one side and any Company on the other side to the extent that

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10.2.1.    it constitutes
10.2.1.1.(i) remuneration by a Company for the delivery of goods or any other performance (Leistung), excluding services, or (ii)

the delivery of goods or any other performance (Leistung),
excluding services, by a Company, in each case in the
ordinary course of business and for arm's length consideration;
or
10.2.1.2.(i) remuneration by a Company for the provision of services in the ordinary course of business to the extent that the
services do not constitute management, consulting, advisory, supervision, business facilitation, arrangement of financing or similar services other than management, consulting, advisory, supervision, business facilitation, arrangement of financing or similar services not exceeding a volume of EUR 1,500,000 (in words: Euro one million five hundred thousand) per annum or
(ii) provision of services by a Company, in each case in the ordinary course of business and for arm's length consideration, it being agreed that the above figure of EUR 1,500,000 (in
words: Euro one million five hundred thousand) includes, and is not in addition to, any remuneration reflected for such
services in the Intragroup Payments Summary; or
10.2.1.3.payment or receipt of interest, costs or charges (costs and charges only to the extent they constitute arm's length
consideration) by a Company under intra-group short-term or
long-term financing agreements; or
10.2.1.4.(i) remuneration by a Company for the leasing of premises or
(ii) provision of premises under lease agreements by a
Company; and

10.2.2.	it reflects prices, rates, interest or rent which (i) do not materially deviate to the detriment of the Companies from the prices, rates, interest or rent charged to or by the Companies for the same or equivalent or comparable deliveries, services, financing or leasing, if any, in the fiscal year ending on the Effective Date, except for price, rate, interest or rent increases made in the ordinary course of business which Seller or Seller's Affiliates or the Companies have applied to their customers, suppliers, debtors or

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tenants generally or which otherwise reflect increased overall prices, rates, interest or rent in the relevant industry or market or the relevant supplies or raw materials; and

10.2.3.	in case of payments, it constitutes consideration for any performance
(Leistung) provided by the respective counterparty in, or otherwise relates to, any period (i) following the Effective Date or (ii) prior to the
Effective Date to the extent the respective payment is not overdue by more than ninety (90) days following the contractual due date.
10.3.All Schedules referred to in Section 10.1 above are herein collectively referred to as the "Disclosure Schedules". The Parties agree that if any disclosure of events or documents made in the Disclosure Schedules is below any materiality threshold provided for such disclosure requirement or contains additional information, such disclosure shall not be used to construe or expand the scope of the required disclosure (including any standard of materiality) of such Seller's Guarantee.
10.4.For the purpose of this Agreement, "Knowledge of Seller" means the actual knowledge (positive Kenntnis) of Mr. Heinz Reiner Reiff, Mr. Werner Maier,
Mr. Andrej Jerman and Mr. Heinz Rieker as at the date which is two (2) Business
Days prior to the Signing Date in relation to the Seller's Guarantees, excluding any facts or circumstances which are deemed to be known by Seller as a result of any actual or deemed knowledge of any other person or party being imputed
(zugerechnet), whether by operation of law or otherwise.
10.5.For the purpose of this Agreement, "Material Adverse Effect" means any change or effect that is, and could reasonably be expected to be, in the individual case, materially adverse to the assets, financial condition and/or results of operations
(Vermögens-, Finanz- und/oder Ertragslage) of the Companies taken as a whole, and results, and could reasonably be expected to result, in Relevant Losses (as defined in Section 12.1 below) of the Companies in excess of EUR 2,500,000 (in words: Euro two million five hundred thousand).
10.6.Seller does not give or assume any guarantees other than those set forth in
Section 10.1 above and none of the Seller's Guarantees shall be construed as a guarantee or representation with respect to the quality of the purchase object
(Kaufgegenstand)within the meaning of Sections 276 (1), 443 German Civil Code
(BGB) (Garantie für die Beschaffenheit der Sache).

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11.Purchaser's and Guarantor's Guarantees
11.1.Purchaser and Guarantor hereby guarantee as joint and several debtors
(Gesamtschuldner) by way of an independent guarantee pursuant to Section 311 (1)
German Civil Code (BGB) that the statements set forth in Sections 11.1.1 through
11.1.7 below (herein collectively "Purchaser's Guarantees" and each a
"Purchaser's Guarantee") are true and correct on the Signing Date and on the
Closing Date:
11.1.1.Enforceability, Capacity. Purchaser is a limited liability company
(Gesellschaft mit beschränkter Haftung, GmbH) duly organized and validly existing under the laws of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of
Munich under number HRB 236066. Guarantor is a stock corporation duly organized and validly existing under the laws of Delaware, United
States and registered with the U.S. Securities and Exchange Commission under the central index key (CIK) 0001065696. This Agreement constitutes the legal, valid and binding obligation of Purchaser and
Guarantor, enforceable against Purchaser and Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally. Purchaser and
Guarantor have the absolute and unrestricted right, power, authority and capacity to execute this Agreement and to perform their obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate actions of Purchaser and Guarantor.
Except for the Antitrust Clearances, Purchaser and Guarantor are not

required to give any notice to any person other than under any mandatory disclosure obligations of the Guarantor as publicly listed company or to obtain any consent or governmental authorisation or approval in connection with the execution and performance of this Agreement.
Neither the execution of this Agreement nor the consummation of any of the transactions contemplated under this Agreement will directly or indirectly violate the certificate of incorporation, articles of association or by-laws of Purchaser or Guarantor.
11.1.2.Bankruptcy or Judicial Composition Proceedings. No bankruptcy or judicial composition proceedings concerning Purchaser or Guarantor have been applied for (i) by the management of Purchaser or Guarantor, or (ii), to the knowledge of Purchaser and Guarantor, any third party, and,

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to the knowledge of Purchaser and Guarantor, no circumstances exist which would require the application for any bankruptcy or judicial composition proceedings concerning Purchaser or Guarantor or justify any action of voidance of this Agreement.
11.1.3.Acquisition for Own Account. Purchaser is acquiring Stahlgruber
Group as an investment for its own account. Purchaser and its Affiliates have no intention of selling, granting any participation in, or otherwise distributing the Business, and Purchaser has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer,

or grant participations to such person or to any third person, with respect to the Business or any part thereof, except in each case for any transfer or distribution to any Affiliates of Purchaser.
11.1.4.Financial Capability. Purchaser has sufficient immediately available funds to pay the Total Purchase Price, as well as any fees, costs and expenses incurred or to be made in connection with the transactions contemplated under this Agreement.
11.1.5.No Violation of Laws. Subject to the occurrence or the due waiver of the Antitrust Clearances, the execution and performance by Purchaser and Guarantor of their obligations under this Agreement as well as all other agreements, instruments and documents to be executed or delivered under or in connection with this Agreement, do not and will not violate, conflict or result in any contravention of any applicable law or any regulation or judgment of any governmental authority applicable to
Purchaser or Guarantor from time to time.
11.1.6.Finders' Fees. Purchaser and Guarantor do not have any obligation or liability to pay any fees or commissions to any broker, finder, agent
(Erfüllungsgehilfe) or other third party with respect to the transactions contemplated under this Agreement for which Seller could become wholly or partly liable.
11.1.7.W&I Insurance. Any W&I Insurance (as defined in Section 16.4 below)
taken out prior to the Closing Date provides for the benefit of Seller that any claims against Seller shall only be subrogated (by operation of law or contractually) in case of wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz) by Seller or Seller's Deal Team (as defined in Section 12.1 below).

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11.1.8.LKQ Shares. The LKQ Shares will be issued pursuant to the
Registration Statement which will remain effective as of the Closing
Date and the LKQ Shares will be freely transferrable by Seller immediately following the Closing under Section 4(a)(1) of the
Securities Act and will not be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.
11.1.9.Possibility of Integration. There is a possibility that the LKQ Shares, were such shares not to be issued pursuant to the Registration Statement, would be integrated with other past or future offerings of shares of common stock of Guarantor.
11.2.In case of any breach or non-fulfilment by Purchaser of any of the Purchaser's
Guarantees, Purchaser shall be liable for putting Seller into the same position that it would have been in if the respective Purchaser's Guarantee had been correct
(Naturalrestitution) or, at the election of Seller, for paying damages for non-
performance (kleiner Schadenersatz) to Seller.

12.Remedies
12.1.In the event of any breach or non-fulfilment of any of the Seller's Guarantees or any of the Seller's Covenants (as defined in Section 13.4 below) or any other claim of Purchaser for breach (Pflichtverletzung) under or in connection with this
Agreement (herein "Purchaser Claim"), Seller shall be liable for putting
Purchaser or, at Purchaser's election, the affected Companies (including, for the avoidance of doubt, with respect to a breach of the Seller's Guarantee in
Section 10.1.8), into the same position that it would have been in if the respective
Seller's Guarantee had been correct or the respective Seller's Covenant or other obligation of Seller had not been breached (Naturalrestitution) or, at Seller's election, for paying damages for non-performance (kleiner Schadenersatz) to
Purchaser. For purposes of determining Seller's liability, only the Relevant Losses
(as defined below) incurred by the respective Company or, in case of a breach of any of the Fundamental Guarantees (as defined in Section 16.1.1 below) incurred by Purchaser, shall be taken into account. "Relevant Losses" shall mean actual losses calculated on a Euro-for-Euro basis and, in particular, without taking into account any multipliers or ratios, and (i) shall exclude any potential or actual reduction in value (Minderung) of the Companies beyond the actual damage incurred, (ii) shall include any consequential damages (Folgeschäden) only to the extent reasonably foreseeable and any lost profits (entgangener Gewinn) only to

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the extent reasonably foreseeable, (iii) shall exclude any frustrated expenses
(frustrierte Aufwendungen), and (iv) shall further exclude any internal costs incurred by the Companies or by Purchaser. The limitations under this
Section 12.1 regarding the determination of Seller's liability shall not apply in case of a Purchaser Claim arising out of wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz) by Seller, provided, however, that Seller's liability for wilful deceit or intentional behaviour of any of its vicarious agents
(Erfüllungsgehilfen), except for the individuals listed in Exhibit 12.1 (herein
"Seller's Deal Team"), shall remain excluded. In case a breach by Seller of the

Seller's Guarantee in Section 10.1.16.2 above is the primary cause of the Closing being delayed beyond the 151st day after the Signing Date, the Relevant Losses of
Purchaser from such breach shall include an amount of EUR 50,000 (in words:
Euro fifty thousand) for each day Purchaser pays the Increased Daily Cash
Amount II under Section 7.1.4 above as the result of such delay and Purchaser shall be entitled to set off (aufrechnen) its claim for recovery of such Relevant
Losses under this Section 12.1 against its obligation under Section 7.1.4 above to pay the Increased Daily Cash Amount II.
12.2.In the event of any alleged Purchaser Claim for which Seller may have any liability to Purchaser under this Agreement Purchaser shall give Seller written notice of the alleged breach or non-fulfilment within ten (10) Business Days after discovery by Purchaser or any of the Companies of such breach or non-fulfilment, with such notice stating the nature thereof and the amount involved (to the extent that such amount has been determined at the time when such notice is given).
Without prejudice to the validity of the (alleged) Purchaser Claim in question,
Purchaser shall allow, and shall cause the Companies to allow, Seller and its accountants and professional advisors to investigate the matter or circumstances alleged to give rise to such Purchaser Claim and whether and to what extent any amount is payable in respect of such (alleged) Purchaser Claim. For such purpose,
Purchaser shall, and shall cause the Companies to, provide information and assistance as Seller or its accountants or professional advisors may reasonably request, including (i) access to Purchaser's and the Companies' premises and personnel, and (ii) the right to examine and copy or photograph any assets, accounts, documents and records, each during normal business hours. Seller agrees that all information obtained under this Section 12.2 shall be treated as
Confidential Information (as defined in Section 21.2 below). This Section 12.2 shall also apply in case of court or arbitration proceedings pending between the
Parties in connection with the transactions contemplated under this Agreement.

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12.3.Seller shall not be liable for, and Purchaser shall not be entitled to bring, any
Purchaser Claim, if and to the extent that:

12.3.1.	the matter to which the Purchaser Claim relates has been taken into account (i) in the Effective Date Accounts by way of a specific or compounded provision (Einzel- oder Pauschalrückstellung), liability

(Verbindlichkeit),	exceptional depreciation (außerplanmäßige
Abschreibung) or depreciation to reflect lower market values
(Abschreibung auf den niedrigeren beizulegenden Wert), in each case reasonably associated with the matter in question, or (ii) in the Equity
Value Bridge;

12.3.2.	the amount of the Purchaser Claim is or could have been reasonably recovered by Purchaser (it being understood that Purchaser shall not be under any obligation to enforce or assert any claims against any of the
Companies' managers or employees or any advisors of the Purchaser or the Companies), any Affiliate of Purchaser or any of the Companies
from any third party, in particular under any insurance policy in effect on the Closing Date, excluding any W&I Insurance;

12.3.3.	the matter to which the Purchaser Claim relates or the payment or settlement of any item giving rise to a Purchaser Claim results in any actual cash benefits, advantages or savings, including, without limitation, by refund, set-off or reduction of Taxes and actual cash benefits resulting from the lengthening of any amortization or depreciation periods, higher depreciation allowances, a step-up in the Tax basis of assets or the non-
recognition of liabilities or provisions (Phasenverschiebung), in each case to the Companies, Purchaser and/or any Affiliate of Purchaser,
excluding, however, the Step-up Benefit (as defined in Section 14.2 below); it being understood, however, that if and to the extent any Tax refunds or other Tax benefits which have resulted in a reduction of a
Purchaser Claim pursuant to this Section 12.3.3 are subsequently reversed by a final and binding Tax assessment, such Purchaser Claim shall be re-calculated with disregard of such Tax refunds or other Tax benefits and any limitation period which has applied to such Purchaser
Claim shall be suspended until expiration of a period of six (6) months following such tax assessment becoming final and binding;
12.3.4.Purchaser, any Affiliate of Purchaser and/or (after the Closing Date) any of the Companies has contributed to (mitverursacht) such Purchaser

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Claim within the meaning of Section 254 (1) German Civil Code (BGB)
and/or has failed to comply with its duty to mitigate damages

(Schadensminderungsobliegenheit) pursuant to Section 254 (2) German
Civil Code (BGB);

12.3.5.	in the case of a breach of a Seller's Guarantee, except for a breach of

Seller's No Leakage Guarantee and Seller's Guarantee	in
Section 10.1.16.2 above, the matter to which the Purchaser Claim relates was known by Purchaser; Purchaser shall be deemed to have knowledge of all matters disclosed in any of the following:
12.3.5.1.any information disclosed to Purchaser, its representatives and/or professional advisors by or on behalf of Seller in
writing or in text form (Textform) in connection with the
transactions contemplated under this Agreement, including
without limitation (i) any presentation materials delivered and information provided to Purchaser, its representatives and/or professional advisors at management presentations, expert
meetings and other meetings with Seller and/or
representatives of Seller or Stahlgruber Group, (ii) the
information package prepared by Stahlgruber Group and
Deutsche Bank AG dated July 2017, (iii) the final draft of the financial vendor due diligence report prepared by Deloitte
GmbH Wirtschaftsprüfungsgesellschaft dated 15 September
2017, (iv) the legal fact book prepared by Hengeler Mueller
Partnerschaft von Rechtsanwälten mbB, Binder Grösswang
Rechtsanwälte GmbH and Glatzová & Co., s.r.o. with cut-off
date 31 August 2017 and the addendum to such legal fact
book prepared by Hengeler Mueller Partnerschaft von

Rechtsanwälten mbB with cut-off date 25 September 2017,
(v) the final draft of the tax fact book prepared by Deloitte
GmbH Wirtschaftsprüfungsgesellschaft dated 15 September
2017, and (vi) any answers in writing or in text form
(Textform) given by Seller or its representatives and/or
professional advisors in connection with the question and
answer process until and including the Signing Date;
12.3.5.2.any information Fairly Disclosed (as defined below) in the documents contained in the virtual data room operated by
Intralinks, Inc. and accessible to Purchaser, its representatives

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and professional advisors until the Signing Date, an electronic copy of which as per 7 December 2017, 02:32 a.m. CET shall
be preserved by the acting notary public for purposes of
providing evidence for a period of three (3) years after the
Closing Date in accordance with a joint instruction letter
substantially     in     the form as attached hereto as
Exhibit 12.3.5.2 (herein "Joint Instruction Letter");
12.3.5.3.any information Fairly Disclosed (as defined below) in the documents attached to e-mails sent by attorneys of Hengeler

Mueller, Partnerschaft von Rechtsanwälten mbB	to

Purchaser's	outside counsel under
florian.kaestle@bakermckenzie.com between 8 December

2017, 02:25 CET and 10 December 2017, 10:55 CET with
subject line "Champion - Additional Disclosures" numbers 1
through 8, an electronic copy of which shall be preserved by the acting notary public for purposes of providing evidence
for a period of three (3) years after the Closing Date in
accordance with the Joint Instruction Letter; or
12.3.5.4.any of the Disclosure Schedules, the Exhibits or elsewhere in this Agreement;

12.3.6.	the Purchaser Claim results from, or is increased by, the passing of, or any change in, any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any governmental authority after the
Signing Date; or

12.3.7.	the Purchaser Claim results from, or is increased as a result of, the procedures set forth in Section 12.2 above or Section 12.4 below not having been observed by Purchaser or, after the Closing Date, the
Companies.
"Fairly Disclosed" means that the disclosure was made in a manner and in such reasonable detail that the relevant risks could be identified by applying the standard of care of a reasonable business man.
12.4.If (i) an order of any governmental authority is issued, announced to be issued or threatened to be issued against Purchaser or any of the Companies, or
(ii) Purchaser or any of the Companies are sued or threatened to be sued by a third

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party, including any governmental entity or authority, in each case in a manner which may give rise to a Purchaser Claim (herein "Third Party Claim"), Purchaser shall give Seller notice of such Third Party Claim within reasonable time but in any case within ten (10) Business Days after Purchaser or any of the Companies have learned of such Third Party Claim, and the following principles shall apply:
12.4.1.Purchaser shall procure (steht dafür ein) that Seller is provided with all materials, information and assistance relevant in relation to the Third
Party Claim and is given reasonable opportunity to comment or discuss with Purchaser any measures which Seller proposes to take or to omit in connection with such Third Party Claim. In particular, Seller shall be given an opportunity to comment on, participate in, and review any reports, audits or other measures and shall receive copies of all relevant orders (Bescheide) of any governmental authority within reasonable time but in any event at least ten (10) Business Days prior to the expiry of any relevant objection period (Einspruchs- oder Widerspruchsfrist).
12.4.2.No admission of liability shall be made by or on behalf of Purchaser or the Companies, and the Third Party Claim shall not be compromised, disposed of or settled, without the prior written consent of Seller, such consent not to be unreasonably delayed or withheld.
12.4.3.Seller shall further be entitled, at its own discretion, to take such action
(or cause Purchaser or the Companies to take such action) as Seller deems reasonably necessary to avoid, dispute, deny, defend, appeal, resist, compromise or contest such Third Party Claim (including making counter-claims or other claims against third parties) in the name and on behalf of Purchaser or the Companies concerned, provided that the Third
Party Claim shall not be compromised, disposed or settled without the prior written consent of Purchaser, such consent not to be unreasonably withheld. Purchaser shall give, and procure (steht dafür ein) that the
Companies give, subject to them being reimbursed all reasonable and evidenced costs and out of pocket expenses, all such information and assistance as described above, including (i) reasonable access to premises and personnel during normal business hours and without causing substantial disruption of the business operations and (ii) the right to examine and copy or photograph any assets, accounts, documents and records for the purpose of avoiding, disputing, denying, defending,

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resisting, appealing, compromising or contesting any Third Party Claim or liability as Seller or its professional advisors may reasonably request.
12.4.4.Seller agrees that all information obtained under this Section 12.4 shall be treated as Confidential Information (as defined in Section 21.2 below).
12.4.5.To the extent that Seller is in breach of a Seller's Guarantee or a Seller's
Covenant (as defined in Section 13.4 below), all costs and expenses reasonably incurred and evidenced by Purchaser or the Companies in connection with the defense of an alleged Third Party Claim shall be borne by Seller; if it turns out that Seller was not in breach, any costs and out-of pocket expenses reasonably incurred and evidenced by Seller in connection with such defense shall be borne by Purchaser.
12.5.Any payment made under this Section 12 shall be deemed and treated as an adjustment to the Total Purchase Price. In no event shall Seller owe to Purchaser any gross-up for Taxes falling due in connection with any compensation for
Relevant Losses received from Seller.
12.6.If and to the extent a Purchaser Claim relates to Relevant Losses incurred by a
Company, the amount of Relevant Losses to be paid by Seller to Purchaser shall be the total amount of Relevant Losses incurred by the respective Company multiplied by Seller's direct or indirect shareholding percentage in the equity of such Company on the Closing Date.
12.7.In case of any non-fulfilment by Purchaser and/or the Companies of any of the obligations set forth in Section 12.2 and Section 12.4 above, Purchaser shall be liable for putting Seller into the same position that it would have been in if the respective obligations had been duly fulfilled (Naturalrestitution) or, at the election of Seller, for paying damages for non-performance (kleiner Schadenersatz)
to Seller.
12.8.If (i) the subject matter of an alleged Purchaser Claim is an Insured Claim, other than an Exempted Claim, for which Purchaser seeks recourse under the W&I
Insurance (as defined in Section 16.4 below) and (ii) the obligations of Purchaser under the terms of the W&I Insurance attached as Exhibit 12.8 conflict with the obligations under Sections 12.2 or 12.4 above such that Purchaser may not reasonably comply with both sets of obligations, Purchaser is to the extent necessary to comply with such obligations under the W&I Insurance released from the obligations under Sections 12.2 or 12.4 above.

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13.Seller's Covenants
13.1.For the period between the Signing Date and the Closing Date, Seller shall procure that the Material Companies continue to operate the Business in a manner substantially consistent with past practice, except, in relation to this Section 13.1, where the individual failure to do so does not result in a Material Adverse Effect.
13.2.For the period between the Signing Date and the Closing Date, Seller shall ensure that the Companies shall not, except (i) as disclosed in Exhibit 13.2 or specifically referred to in this Agreement, (ii) as required by law, or (iii) with the prior consent of Purchaser which shall not be unreasonably delayed or withheld and be deemed granted if and to the extent no objection from or on behalf of Purchaser is received in text form (Textform) by Seller within three (3) Business Days following receipt by Purchaser of the request for consent:
13.2.1.adopt any domination, profit and loss transfer agreements or any other enterprise agreements (Unternehmensverträge) within the meaning of
Sections 291 and 292 German Stock Corporation Act (AktG) or
comparable profit sharing or pooling agreements or arrangements under the laws of other jurisdictions (excluding, for the avoidance of doubt, continuing the Cash Pooling);

13.2.2.file for or enter into any merger, split-off, conversion or any other restructuring under the German Transformation Act (UmwG) or
comparable transactions or arrangements under the laws of other jurisdictions;
13.2.3.amend the articles of association, by-laws or other constitutional documents;
13.2.4.(i) issue or redeem (einziehen) any shares, equity securities, or securities convertible into shares or equity securities, or (ii) agree to issue or redeem, or grant any option in respect of or over, shares or equity securities or securities convertible into shares or equity securities, except for, in each case of (i) and (ii), issuances to, or redemptions by, a
Company;
13.2.5.enter into dissolution or winding-up proceedings in relation to a Material
Company;

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13.2.6.enter into any acquisition or divestiture of a shareholding, business or real estate for a consideration or with a book value exceeding an amount of EUR 3,000,000 (in words: Euro three million) in the individual case;
13.2.7.make any material capital expenditure exceeding an amount of
EUR 3,000,000 (in words: Euro three million) in the individual case, except pursuant to agreements or commitments existing on the Signing

Date;
13.2.8.enter into any sale, lease, assignment, transfer, license or other form of disposal of any Material Asset, except in the ordinary course of business consistent with past practice;
13.2.9.permit any of its Material Assets to be subjected to any mortgage, pledge, encumbrance or charge of any kind, except for those arising by operation of law or in the ordinary course of business consistent with past practice;
13.2.10.enter into any collective agreements with unions, works councils or other employee representative bodies other than industry wide collective bargaining agreements (Flächentarifverträge) or into any agreements of the kind referred to in Section 10.1.12.1, except in the ordinary course of business consistent with past practice;
13.2.11.grant any increase in, or otherwise amend the entitlements to any, wages, salaries, bonuses or other remuneration of any directors or employees other than increases which (i) are provided for by collective bargaining agreements (Tarifverträge) or references to such bargaining agreements in the individual employment contracts, or (ii) are granted in the ordinary course of business consistent with past practice;
13.2.12.incur any incremental (zusätzliche) financial liability for borrowed money exceeding an amount of EUR 1,000,000 (in words: Euro one million) in the aggregate or issue any guarantee exceeding such amount in the aggregate, in each case excluding liabilities for borrowed money, guarantees, bonds or letters of credit incurred or issued (i) towards any

Company or (ii) under the External Debt Financing Agreements or
(iii) in the ordinary course of business and in amounts and on terms consistent with past practice;

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13.2.13.cancel or waive any claims or rights each with an individual market value exceeding an amount of EUR 1,000,000 (in words: Euro one million);
13.2.14.deliver products to (i) any person with delivery address in Iran, Iraq or
Syria or (ii) any person with delivery address in Russia which is on a then applicable list of restricted parties under embargo or other sanctions provisions imposed by the European Union or the United States, in each case if the value of deliveries of products exceeds EUR 500,000 (in words: Euro five hundred thousand); or
13.2.15.agree, whether or not in writing, to do any of the foregoing.
13.3.For the period between the Signing Date and the Closing Date, Seller shall procure
(steht dafür ein) that no Leakage, except for Permitted Leakage, occurs.
13.4.The covenants of Seller contained in Sections 13.1 and 13.2 above are herein collectively referred to as "Seller's Operating Covenants". The covenant of
Seller contained in Section 13.3 above is herein referred to as "Seller's No
Leakage Covenant". Seller's Operating Covenants, Seller's No Leakage Covenant,
and Seller's Tax Covenants (as defined in Section 14.2.6 below) are herein collectively referred to as "Seller's Covenants" and each as a "Seller's Covenant".
13.5.Seller agrees to use commercially reasonable efforts to cause the Target Company to commence its audit for the fiscal year ending on December 31, 2017 as promptly as practicable after December 31, 2017 and to continue to progress on the audit through the Closing.
13.6.Between the Signing Date and the Scheduled Closing Date, Seller shall use reasonable efforts to provide to Purchaser at the cost of Purchaser such information which Purchaser reasonably requires and requests for the purpose of preparing the integration, translation to US GAAP and consolidation of the
Companies in the accounting systems of the Guarantor after the Closing Date to the extent such information is readily available for Seller and does not require additional analyses and providing such information does not violate any obligations of Seller (including under any antitrust laws).

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14.Step-up Benefit; VAT Allocation Procedure; Preparation of Fiscal Unity
14.1.The Target Company acquired, with retroactive effect for income tax purposes as of 31 December 2014, the business units "trade" and "real estate trade" under the
Corporate Reorganization. The Corporate Reorganization initiated a holding period pursuant to Section 22 para. 1 German Transformation Tax Act (UmwStG).
The holding period will be breached by the sale and transfer of the Target Shares as contemplated under this Agreement. The Parties assume that, as a consequence thereof, certain tax benefits and tax liabilities will arise at the level of the
Companies. Against this background, the Parties agree on the adjustment of the
Total Purchase Price with a view to any tax benefits and tax liabilities arising from such breach of the aforementioned holding period in accordance with Section 14.2 below.
14.2.With respect to the expected tax benefits of the Target Company and Stahlgruber
Logistikzentrum Grundstücks-Verwaltungs GmbH & Co. oHG, a partnership
(offene Handelsgesellschaft) under the laws of Germany, having its registered office at Gruber Str. 65, 85586 Poing, Germany, and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under number HRA 68561 (herein "Stahlgruber Grundstücks-Verwaltung") due to a step-up pursuant to Section 23 para. 2 German Transformation Tax Act
(UmwStG) in connection with the Corporate Reorganization (herein "Step-up
Benefit"), the Parties agree as follows:
14.2.1.The Parties agree that the Step-up Benefit accruing to Purchaser shall in accordance with the following provisions increase or decrease, as the case may be, the Total Purchase Price if the contribution gain I
(Einbringungsgewinn I) within the meaning of Section 22 para. 1 sentence 3 German Transformation Tax Act (UmwStG) exceeds or falls short of, as the case may be, the agreed amount of EUR 450,000,000 (in words: Euro four hundred fifty million) (before reduction by 1/7 (in words: one seventh) per year which has lapsed since 31 December 2014)
(herein "Agreed Contribution Gain Amount").
14.2.2.If the contribution gain I (Einbringungsgewinn I) (before reduction by
1/7 (in words: one seventh) per year which has lapsed since 31 December
2014) that is actually assessed by the tax office which is competent for the Seller is greater or smaller than the Agreed Contribution Gain
Amount, the Total Purchase Price shall be increased or decreased as the case may be, by the adjustment amount calculated in accordance with the

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formula contained in Exhibit 14.2.2. If the adjustment amount so calculated is positive, the Total Purchase Price shall be increased by such amount (herein "Positive Adjustment Amount") and Purchaser shall pay the Positive Adjustment Amount to Seller. If the adjustment amount so calculated is negative, the Total Purchase Price shall be decreased by such amount (herein "Negative Adjustment Amount") and Seller shall pay the Negative Adjustment Amount to Purchaser.
14.2.3.If the contribution gain I (Einbringungsgewinn I) as initially assessed is subsequently amended by way of a reassessment (for instance, as a result of a tax field audit), the Total Purchase Price shall be adjusted in accordance with Section 14.2.2 and the formula contained in
Exhibit 14.2.2 but taking into account any Positive Adjustment Amounts or Negative Adjustment Amounts already settled among the Parties prior to such adjustment and any adjustment amount thus calculated shall be referred to herein as "Revised Adjustment Amount". The Party (Seller or Purchaser) owing the Revised Adjustment Amount shall pay the
Revised Adjustment Amount to the respective other Party (Purchaser or
Seller). A sample calculation of the Revised Adjustment Amount is set out, for illustration purposes, in Exhibit 14.2.2.
14.2.4.Any claim for payment of a Positive Adjustment Amount, a Negative
Adjustment Amount or a Revised Adjustment Amount shall become due and payable within twenty (20) Business Days, in the case of a claim of
Seller, after (i) delivery to Purchaser of a copy of the relevant assessment and (ii) Seller has provided the Target Company with evidence that the relevant tax has been settled, and, in the case of a claim of Purchaser, after receipt of Purchaser of (y) a copy of the relevant assessment delivered by Seller or (z) the Purchaser has provided the Seller with a copy of the relevant assessment of the Target Company showing the decreased step-up which results from the decreased contribution gain I
(Einbringungsgewinn I). Any Positive Adjustment Amount or Negative
Adjustment Amount or Revised Adjustment Amount, as the case may be, shall bear interest at a rate of 400 (in words: four hundred) basis points above the respective applicable thirty (30) days-EURIBOR p.a. (herein
"Agreed Interest Rate") beginning as from the day after the Closing
Date until (but excluding) the date of payment of the respective amount.
14.2.5.Any claim for payment of a Positive Adjustment Amount, a Negative
Adjustment Amount or a Revised Adjustment Amount, as the case may

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be, shall become time-barred twelve (12) months after the relevant assessment has become unappealable (formell bestandskräftig), but, in the case of a claim of Purchaser, not earlier than twelve (12) months after delivery of a copy of the relevant assessment to Purchaser by Seller.
14.2.6.Seller shall
14.2.6.1.as soon as reasonably possible after the Closing Date notify its competent Tax office of the need for the reassessment of
corporate income tax and trade tax for the year 2014 pursuant to Section 22 para. 1 German Transformation Tax Act
(UmwStG);
14.2.6.2.settle (entrichten) any corporate income tax and trade tax

assessed against Seller on	the contribution gain I
(Einbringungsgewinn I) when due (fällig) and payable
(zahlbar); and
14.2.6.3.keep Purchaser duly informed of the steps pursuant to
Sections 14.2.6.1 and 14.2.6.2 above
(herein collectively "Seller's Tax Covenants").
14.2.7.Purchaser shall procure (steht dafür ein) that the application for the tax certificates within the meaning of Section 22 para. 5 German
Transformation Tax Act (UmwStG) shall be made by each the Target

Company and Stahlgruber Grundstücks-Verwaltung.
14.2.8.In the event that the competent Tax office assesses a contribution gain I
(Einbringungsgewinn I) which exceeds the Agreed Contribution Gain
Amount, Seller is free to take all legal actions which Seller, in its absolute discretion, deems reasonable in order to challenge such assessment (including the filing of an appeal or a lawsuit).
14.3.The Parties are aware and agree that Seller and the Target Company have operated a VAT allocation procedure (Umsatzsteuerumlageverfahren) also in respect of any supplies or services rendered by or to the Target Company after the Effective Date until 31 December 2017 or until the Closing Date, as the case may be, if and to the extent such supplies or services are attributed to Seller due to the fact that Seller and the Target Company are assessed as a VAT group (Umsatzsteuerorganschaft)

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with the Seller as controlling entity (Organträger) (herein "Post-Effective Date
VAT Allocation Procedure"). Seller shall, and Seller or, as of the Closing Date,
Purchaser shall procure (steht dafür ein) that the Target Company shall continue to operate the Post-Effective Date VAT Allocation Procedure for periods after the
Effective Date and until 31 December 2017 or the Closing Date, as the case may be, i.e., periods after the Effective Date and until the VAT group between the
Target Company and Seller has ceased to exist (such periods herein collectively the "Post-Effective Date VAT Allocation Period"). Consequently, Seller or,

as of
the Closing Date, Purchaser shall procure (steht dafür ein) that the Target
Company shall pay to Seller an amount equal to the VAT that would have become payable by the Target Company if it had not been assessed as part of a VAT group with Seller during the Post-Effective Date VAT Allocation Period. Conversely,
Seller shall pay to the Target Company an amount equal to any refund of VAT that would have been paid to the Target Company if it had not been assessed as part of a VAT group with Seller during this period. The Parties shall, and shall procure
(stehen dafür ein) that their respective Affiliates will, closely cooperate with each other (including, without limitation, the exchange of relevant information) with respect to all matters required for the proper reporting of VAT during the Post-
Effective Date VAT Allocation Period. The Parties are aware and agree that the
Post-Effective Date VAT Allocation Procedure has been, and will be, implemented by means of the settlement accounts (Verrechnungskonten) of Seller and the Target Company. Any payment claim under the Post-Effective Date VAT
Allocation Procedure shall become time-barred twelve (12) months after the relevant assessment has become unappealable (formell bestandskräftig), but, in the case of a claim of the Target Company, not earlier than twelve (12) months after
Seller has delivered a copy of the relevant assessment note or any other document concerning the assessment of VAT (first assessment or later amendment) which clearly indicates a VAT deduction/refund claim triggered by the business of the
Target Company. For purposes of the Post-Effective Date VAT Allocation
Procedure under this Section 14.3, any intra-group supplies or services between
Seller and Target Company (Innenumsätze) shall be disregarded.
14.4.If the competent tax office decides in a VAT assessment (Umsatzsteuerbescheid)
that the Target Company was not part of the VAT group of Seller in the Post-
Effective Date VAT Allocation Period (or any parts thereof) and assesses VAT against or pays a refund of VAT to the Target Company for this period,
14.4.1.Seller shall, and Purchaser shall procure (dafür einstehen) that the Target
Company shall, file, as the case may be, corrected VAT returns for all relevant periods, (ii) Seller shall, after receipt of a copy of such

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assessment which is accompanied by a reasonably detailed explanation of the background, immediately pay the VAT originally received from the Target Company under the Post-Effective Date VAT Allocation
Procedure back to the Target Company, and, vice versa, and
(iii) Purchaser shall procure that the Target Company shall immediately pay any refund of VAT originally received from Seller under the Post-
Effective Date VAT Allocation Procedure back to Seller. Further, if
VATable transactions were carried out between Seller and the Target
Company, any statutory VAT shall be paid (or in case by the Target
Company procured to be paid by Purchaser) to the supplying party if and to the extent it is liable for VAT and proper VAT invoices which entitle the other party for input VAT recovery shall be issued in due time; and
14.4.2.any interest assessed by the tax office against (i) Seller or (ii) the Target
Company due to late declaration of VAT shall be borne equally by Seller and the Target Company. In case of (i) Purchaser shall procure (steht dafür ein) that the Target Company shall pay 50% (in words: fifty percent) of such interest to Seller within five (5) Business Days upon the receipt of a copy of a respective assessment note issued by the tax office of Seller and in case of (ii) Seller shall pay 50% (in words: fifty percent)
of such interest to the Target Company within five (5) Business Days upon the receipt of a copy of a respective assessment note issued by the tax office of the Target Company. In case that Seller or the Target
Company receive any interest assessed by the tax office, the 50% sharing according to this Section 14.4.2 shall apply mutatis mutandis, provided that the amount payable shall be net of any Taxes payable by the recipient thereon.
14.5.Section 14.4.1 above shall apply accordingly if and to the extent the competent tax office decides in a VAT assessment (Umsatzsteuerbescheid) that the Target
Company was not part of the VAT group of Seller in any period prior to and including the Effective Date for which a VAT allocation procedure was operated by Seller and the Target Company (herein "Pre-Effective Date VAT Allocation
Procedure" and, together with the Post-Effective Date VAT Allocation Procedure
"VAT Allocation Procedures" and each a "VAT Allocation Procedure"), provided that (i) the Target Company's or, as the case may be, Seller's claim shall become due and payable (fällig) only once and up to the amount that Seller or, as the case may be, the Target Company has actually received in a cash-effective manner (including, by way of set-off) from the tax office the refund of VAT (plus interest thereon) which results from such assessment, and (ii) Purchaser shall have

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a claim only if and to the extent it has provided Seller with a copy of the assessment in such a timely manner that Seller was able to reasonably assess the merits of any legal remedy available against such assessment and request that such legal remedy is taken and has, at Seller's request and in accordance with Seller's direction, taken all steps in order to challenge such assessment.
14.6.Seller is aware that Purchaser or an Affiliate of Purchaser named by Purchaser may intend to enter into a fiscal unity (Organschaft) for German corporate income tax and trade tax purposes with the Target Company and/or one or all of the other
Companies with effect from the Scheduled Closing Date or shortly after the
Closing Date. Against this background, Seller shall use reasonable efforts that the
Target Company will at Purchaser's expense, including any costs and expenses for reversing any implemented measures in the event that Closing does not occur, reasonably cooperate with Purchaser prior to the Scheduled Closing Date (i) to prepare the agreements and resolutions required to implement such fiscal unity with the Target Company with effect from the Scheduled Closing Date, or shortly after the Closing Date, as reasonably requested by the Purchaser by preparing and, after Purchaser's outside counsel and Seller's outside counsel having reasonably agreed that the Closing Condition is most likely to be fulfilled, implement the change of the business year of the Target Company or the relevant Company as reasonably requested by Purchaser and (ii) to request, after Purchaser's outside counsel and Seller's outside counsel having reasonably agreed that the Closing
Condition is most likely to be fulfilled, the relevant Tax authorities' approval of such change of the business year. Nothing in this Section 14.6 shall affect
Purchaser's obligations to effect the Closing Events on the Scheduled Closing Date in accordance with Section 9.8 above.

15.Termination of Intra-Group Arrangements; Transitional Services;
Additional Seller's Undertakings
15.1.The Parties agree that, after the Closing Date, the contractual relationships between Seller or Seller's Affiliates on the one hand and any Companies on the other hand shall be exclusively governed by the Surviving Intra-Group
Agreements (as defined hereinafter) and any agreements which may be entered into between Seller or Seller's Affiliates on the one hand and any Companies on the other hand after the Closing Date. "Surviving Intra-Group Agreements"
shall mean
15.1.1.    the Transitional Services Agreements (as defined in Section 15.5 below);

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15.1.2.    the License Agreement (as defined in Section 15.6 below);
15.1.3.any agreements to the extent that they serve as the legal basis for any
Ordinary-course Intragroup Transactions other than with respect to services (which shall, following the Closing Date, be governed by the
Transitional Services Agreements);
15.1.4.any agreements with respect to the Corporate Reorganization, including the hive-down and takeover agreement (Ausgliederungs- und
Übernahmevertrag) dated 16 June 2015 and the split-up and takeover agreement (Aufspaltungs- und Übernahmevertrag) dated also
16 June 2015 as well as any agreement transferred under such agreements or entered into pursuant to such agreements as well as any ancillary agreements entered into to implement any of the aforesaid agreements, including the agreement between Seller and the Target
Company regarding litigation of Seller dated 7 December 2017
(Vereinbarung zu Rechtsstreitigkeiten der Stahlgruber Otto Gruber AG)
(herein "Litigation Agreement") it being agreed that Seller shall not unreasonably revoke (widerrufen) any rights of the Target Company under the Litigation Agreement;
15.1.5.any rights and obligations arising from or in connection with any VAT
Allocation Procedure; and
15.1.6.any agreements entered into with the prior written consent of Purchaser.
15.2.All contracts, agreements or arrangements existing between Seller or Seller's
Affiliates on the one hand and any Companies on the other hand prior to or until and including the Closing Date, if and to the extent they are not Surviving Intra-
Group Agreements (herein "Non-Surviving Intra-Group Arrangements"), shall be terminated with effect as of the Closing Date. The Parties shall procure (dafür einstehen) that the relevant parties to the respective Non-Surviving Intra-Group
Arrangement, to the extent they are an Affiliate of the respective Party, enter into a termination agreement or accept a termination notice with regard to such Non-
Surviving Intra-Group Arrangements with economic effect as of the Closing Date without any obligation of any party to the Non-Surviving Intra-Group
Arrangement to make compensation or other payments for such termination, even if the respective Non-Surviving Intra-Group Arrangement provides for any such compensation or other payment for such termination.

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15.3.Seller shall, and undertakes that all of Seller's Affiliates shall, release any
Company and waive any claims against any Company under any Non-Surviving
Intra-Group Arrangements other than claims resulting from Ordinary-course
Intragroup Transactions.
15.4.Purchaser shall, and undertakes that the Companies shall, release Seller and all of
Seller's Affiliates under any Non-Surviving Intra-Group Arrangements other than claims resulting from Ordinary-course Intragroup Transactions.
15.5.Seller shall, and shall procure (steht dafür ein) that the Target Company shall, enter on or prior to the Scheduled Closing Date into a transitional services agreement pursuant to which the Target Company shall receive certain services and a reverse transitional services agreement pursuant to which the Seller shall receive certain services, in each case substantially in the respective form as attached hereto as Exhibit 15.5 (herein collectively "Transitional Services
Agreements").
15.6.Seller shall, and shall procure (steht dafür ein) that the Target Company shall, enter into a license agreement on or prior to the Scheduled Closing Date substantially in the form as attached hereto as Exhibit 15.6 (herein "License
Agreement") regarding the right of Seller, Seller's Affiliates, Stahlgruber-Stiftung and Stahlgruber Gesellschafter-Stiftung to use "Stahlgruber" as trade name, in particular, in the case of Seller, in the company name "Stahlgruber Otto Gruber

AG" in accordance with the terms of the License Agreement.
15.7.In respect of the lease agreement dated 20 May 2015, as amended from time to time, between the Seller's Affiliate OWG Beteiligungs AG (as lessor) and the
Target Company (as lessee) regarding the Target Company's headquarter in
Gruber Str. 65 in 85586 Poing, Germany, following the Closing Date Seller shall procure (steht dafür ein) that OWG Beteiligungs AG will refrain and Purchaser shall procure that the Target Company will refrain, from (i) terminating such lease agreement prior to the contractually-agreed fixed period or notice period, irrespective of whether the stipulation of such fixed or notice period is legally valid or not or (ii) asserting invalidity of any such leases. The right to terminate for cause remains unaffected. The obligations of the Parties under this Section 15.7 shall terminate once the aforementioned lease agreement is amended for the first time after the Closing Date. Should other lease agreements between Seller or any of Seller's Affiliates which are Subsidiaries of Seller on the one side and any
Companies on the other side be terminable prior to their agreed contractual term on similar statutory grounds, this Section 15.7 shall apply mutatis mutandis.

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15.8.In the event that either Heinz Rieker, Andrej Jerman, or Werner Maier, the managing directors (Geschäftsführer) of the Target Company as of the Signing
Date, (i) terminate (kündigen) their managing director services agreement
(Geschäftsführervertrag) with the Target Company based on the change-of-control provisions set out therein within the twelve (12) months' period following the
Closing Date and (ii) are engaged by a competitor of the Target Company either as managing director or full-time advisor within the six (6) months' period following the date the respective managing directors services agreement terminates (beendet wird), Seller shall pay to Purchaser, within 10 (ten) Business Days following the later of (y) the date of such termination (Beendigung) and (z) the date of Seller's receipt of a written notice by Purchaser to Seller of such termination and such engagement of the respective managing director by a competitor, fifty percent
(50%) of the settlement payment (Abfindung) owed to the respective managing director under the respective managing director services agreement in case he terminates the managing director services agreement upon a change-of-control, but in no event more than EUR 3,800,000 (in words: Euro three million eight hundred thousand) in the aggregate for all three managing directors combined.
15.9 Upon and in accordance with Purchaser's reasonable request and instructions,
Seller shall following the Closing Date and at Purchaser's expense confirm
(bestätigen) the transfer of shares in Stahlgruber Ges.m.b.H. (Austria) from Seller to Stahlgruber Beteiligungs GmbH through notarization by an Austrian notary public (Austrian Notariatsakt).

16.Expiration and Limitation of Claims
16.1.All Purchaser Claims shall be time-barred (verjähren) eighteen (18) months after the Signing Date. Exempted herefrom are:
16.1.1.all claims of Purchaser arising (i) from a breach of a Seller's Guarantee contained in Sections 10.1.1, 10.1.2 and 10.1.3 through 10.1.5 above, in each case other than to the extent the respective Seller's Guarantee is made only to the Knowledge of Seller, (ii) from a breach of the Seller's
Guarantee contained in Section 10.1.16.2 above ((i) and (ii) herein collectively "Fundamental Guarantees" and each a "Fundamental

Guarantee") or (iii) in relation	to the performance claims
(Erfüllungsansprüche) to transfer title to the Target Shares and
Downstream Loans Claims, if any, which shall be time-barred (verjährt)
(x) in case of (i) and (iii) on the third (3rd) anniversary of the Signing

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Date and (y) in case of (ii) on the fifth (5th) anniversary of the Signing
Date;
16.1.2.all claims of Purchaser for payment of a Negative Adjustment Amount in accordance with Section 14.2.2 above or a Revised Adjustment Amount in accordance with Section 14.2.3 above shall be time-barred (verjähren)
in accordance with Section 14.2.5 above;
16.1.3.Purchaser's Indemnification Claims (as defined in Section 19.4 below)
which shall be time-barred (verjähren) in accordance with Section 19.4 below; and
16.1.4.all claims of Purchaser arising as a result of wilful deceit (arglistige
Täuschung) or intentional behaviour (Vorsatz) by Seller or Seller's Deal
Team, which shall be time-barred (verjähren) in accordance with the statutory provisions set forth in Sections 195, 199 German Civil Code
(BGB);
(herein collectively "Time Limitations").
All claims of Purchaser (i) referred to under Section 16.1.1, 16.1.2, 16.1.3 and
Section 16.1.4 above, (ii) resulting from a breach of the Seller's No Leakage
Guarantee, (iii) resulting from a breach of Seller's No Leakage Covenant or
(iv) resulting from a breach of Seller's Tax Covenants are herein collectively referred to as "Exempted Claims".

16.2.The expiry period for any claims of Purchaser under or in connection with this
Agreement shall be suspended (gehemmt) pursuant to Section 209 German Civil
Code (BGB) by any timely demand for fulfilment pursuant to Section 12.2 above, provided that Purchaser commences arbitral proceedings in accordance with
Section 28.2 below within three (3) months after the expiry of the relevant Time
Limitation. Section 203 German Civil Code (BGB) shall not apply, unless the relevant Parties agree in writing that the expiry period shall be suspended
(gehemmt) on the basis of pending settlement negotiations.
16.3.No liability shall attach to Seller under or in connection with this Agreement if the
Relevant Losses in relation to an individual Purchaser Claim, including a series of related claims based on the same facts or circumstances, do not exceed
EUR 500,000 (in words: Euro five hundred thousand) (herein "De Minimis
Claims") and until the aggregate amount of the Relevant Losses in relation to all

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Purchaser Claims (excluding De Minimis Claims and Exempted Claims) exceeds an aggregate amount of EUR 7,500,000 (in words: Euro seven million five hundred thousand) (Freibetrag) (herein "Deductible"). If the aggregate amount of the Relevant Losses in relation to all Purchaser Claims (excluding De Minimis
Claims and Exempted Claims) exceeds the Deductible, Purchaser may claim (only)
the excess of such Relevant Losses above the Deductible, subject to the other provisions of this Section 16. The limitations of this Section 16.3 shall not apply to any Exempted Claims.

16.4.The aggregate liability of Seller for any claims for a breach of Seller's Guarantees
(herein collectively "Insured Claims") (other than for breach of any of the
Fundamental Guarantees or Seller's No Leakage Guarantee) shall not exceed
EUR 100,000 (in words: Euro one hundred thousand) (herein "W&I Liability
Cap"). Purchaser expressly acknowledges and the Parties agree that any liability of Seller for Insured Claims (other than for breach of any of the Fundamental
Guarantees or Seller's No Leakage Guarantee) in excess of the W&I Liability Cap shall be excluded. Consequently, Purchaser's sole recourse with respect to Insured
Claims (other than for breach of any of the Fundamental Guarantees or Seller's No
Leakage Guarantee) in excess of the W&I Liability Cap shall be against the entity or entities, as the case may be, underwriting the Insured Claims (herein each an
"Insurer"). Purchaser expressly acknowledges and the Parties agree that the validity and collectability risks in respect of the insurance which has been or will be taken out by Purchaser in relation to the Insured Claims or any other claims of
Purchaser under this Agreement (herein "W&I Insurance") shall solely and irrevocably rest with Purchaser. Purchaser may pursue claims simultaneously against Seller and any Insurer, provided that (i) if and to the extent that any claim of Purchaser for a breach of a Fundamental Guarantee can be recovered or could reasonably have been recovered under the W&I Insurance, Seller shall only be liable for amounts which cannot and could reasonably not have been recovered under the W&I Insurance, and (ii) with respect to any other claim of Purchaser against Seller, other than an Insured Claim, that can be recovered or could reasonably have been recovered under the W&I Insurance, any liability of Seller for such claim of Purchaser shall be excluded.
16.5.The aggregate liability of Seller for all claims under or in connection with this

Agreement, other than Exempted Claims, shall, subject to Section 16.6 below, not exceed EUR 35,000,000 (in words: Euro thirty-five million) (herein "General
Liability Cap").

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16.6.Neither the exclusion of De Minimis Claims, the Deductible, the W&I Liability
Cap nor the General Liability Cap shall apply to any Exempted Claims, provided, however, that Seller's aggregate overall liability under or in connection with this
Agreement, except for claims of Purchaser arising as a result of wilful deceit
(arglistige Täuschung) or intentional behaviour (Vorsatz) by Seller or Seller's Deal
Team, shall in no event exceed the Total Purchase Price.
16.7.The remedies that Purchaser may have against Seller for any breach of its obligations set forth under or in connection with this Agreement are solely governed by this Agreement, and the remedies of Purchaser provided for by this
Agreement shall be the exclusive remedies available to Purchaser, the Affiliates of
Purchaser or the Companies under and/or in connection with this Agreement.
Except as explicitly otherwise set forth in this Agreement, any right of Purchaser to withdraw (zurücktreten) from this Agreement or to require the winding up of the transactions contemplated under this Agreement (e.g. by way of großer
Schadenersatz or Schadenersatz statt der ganzen Leistung) shall be excluded.
Further, (i) any claims for a breach of pre-contractual obligations (culpa in contrahendo),including but not limited to claims arising under Sections 241 (2),
311 (2) and (3) German Civil Code (BGB) or ancillary obligations
(Nebenpflichten), including but not limited to claims arising under

Sections 241 (2), 280 German Civil Code (BGB), (ii) any claims based on frustration of contract (Störung der Geschäftsgrundlage) pursuant to Section 313
German Civil Code (BGB), (iii) all remedies of Purchaser for defects of the purchase object, including but not limited to claims arising under Sections 437 through 441 German Civil Code (BGB), and (iv) the right to rescind (anfechten)
this Agreement are hereby expressly excluded (ausgeschlossen) and waived
(verzichtet) by Purchaser. The limitations of this Section 16.7 shall not apply to claims based on wilful deceit (arglistige Täuschung) or intentional behaviour
(Vorsatz) by Seller, provided, however, that Seller's liability for wilful or intentional behaviour of any of its vicarious agents (Erfüllungsgehilfen), except for the Seller's Deal Team, and the right to rescind (anfechten) this Agreement based on wilful deceit by such vicarious agents, except for the Seller's Deal Team, shall in any event remain excluded.

17.Purchaser's Business Covenants
17.1.Purchaser is aware that part of the insurance existing for the Business is maintained as a group policy by Seller or Seller's Affiliates and will no longer cover the Business, the Target Company or Stahlgruber Group as from the Closing

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Date. Purchaser shall procure (steht dafür ein) that the Companies maintain insurance coverage for the Business in line with general industry standards effective from the Closing Date.
17.2.Purchaser acknowledges and agrees that all documents in the custody and control
of the Material Companies and relating to the period prior to the Closing Date
(herein "Retention Materials") shall be preserved and retained by the Companies for the period beginning on the Closing Date and ending on the later of (i) the fifth
(5th) anniversary of the Closing Date and (ii) the expiry of applicable statutory document retention obligations, and (iii) in case any arbitral or court proceedings in respect of any claims of Purchaser against Seller under or in connection with this Agreement are pending, the termination of such proceedings (whether by binding and enforceable award or by settlement or withdrawal) (each such date for each item of Retention Materials referred to in (i) through (iii) herein "Data
Preservation Termination Date"). Prior to any applicable Data Preservation
Termination Date, Purchaser shall consult with Seller before destroying or modifying the relevant Retention Materials and permit Seller to review and reproduce such Retention Materials prior to any destruction or modification by
Purchaser. Purchaser undertakes that, as from the Closing Date, Seller, Seller's
Affiliates and their professional advisers and other representatives shall be granted, upon their request and without undue delay, full access during normal business hours to the Retention Materials (including the right to make, at Seller's cost, hard copies and/or electronic copies thereof) and to the personnel of the Material
Companies, to the extent necessary or appropriate for any legitimate reasons of
Seller or any of Seller's Affiliates, including in order to enable Seller or any of
Seller's Affiliates to fully enforce any rights and determine any obligations they have under this Agreement or in relation to the Business towards third parties or governmental authorities or as necessary or appropriate for Seller or any of Seller's
Affiliates in connection with any audit, de-consolidation or other accounting matter, investigation, or any other reasonable business purpose relating to the
Business or to Seller or to any of Seller's Affiliates.

17.3.Purchaser shall procure (steht dafür ein) that, except with the prior written consent of Seller, any W&I Insurance in relation to this Agreement (if any) taken out after the Closing Date provides for the benefit of Seller that any claims shall only be subrogated against Seller, by operation of law or contractually, in case of wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz) by Seller or
Seller's Deal Team.

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18.Purchaser's Financial Covenants
18.1.Subject to Closing occurring, Purchaser hereby assumes, with full discharge
(befreiende Schuldübernahme) of Seller and Seller's Affiliates, all present and future obligations and liabilities of Seller and Seller's Affiliates under or in connection with (i) any assumption of joint liability, guarantee, surety, (standby)
letter of credit, letter of support or other security which banks, insurance companies, financial institutions, Seller or Seller's Affiliates have issued, or will issue, with respect to the Business (herein each a "Seller'sSecurity") and (ii) any obligations or liabilities of Seller, Seller's Affiliates or the Companies to pay
interest, fees, costs or expenses in connection with the Seller's Securities (herein
"Security Charges") to the issuers of the Seller's Securities, including a Seller's
Affiliate being the issuer ((i) and (ii) collectively the "Security Liabilities").
Purchaser shall use reasonable efforts that within three (3) months after the

Closing Date (herein "Security Release Period") Seller and Seller's Affiliates are
fully released from any Seller's Security and any Security Liability by providing replacement securities or otherwise and any documents or instruments evidencing the Seller's Securities are returned to Seller or the relevant Seller's Affiliate, as the case may be, it being understood that Purchaser's aforesaid obligations shall continue to exist after the Security Release Period to the extent such release has not yet been achieved.
18.2.Purchaser shall pay, or shall procure (steht dafür ein) that the relevant Companies shall pay, with effect as from the later of (i) the Closing Date or (ii) the date on which Purchaser or the relevant Company has obtained knowledge of the existence and amount of the relevant Seller's Securities (provided that any Seller's Securities disclosed in Exhibit 18.2 shall be deemed known by Purchaser), any and all costs arising in connection with the Seller's Securities within ten (10) Business Days of the date of receipt of a relevant invoice as follows:

18.2.1.	the relevant Security Charges to Seller or the relevant Seller's Affiliates, as the case may be; and

18.2.2.	in addition to the Security Charges, a monthly fee payable to Seller of
300 (in words: three hundred) basis points p.a. of the nominal amount in relation to each Seller's Security for which release has not yet been effected on the last day of the relevant calendar month; and

18.2.3.	to the extent Seller and Seller's Affiliates are not fully released from all
Seller's Securities and Security Liabilities within six (6) months as of the

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expiry of the Security Release Period, in addition to Sections 18.2.1 and
18.2.2 above, an additional monthly fee of 200 (in words: two hundred)
basis points p.a. of the nominal amount in relation to each Seller's
Security for which release has not yet been effected on the last day of the relevant calendar month (herein "Penalty Fee") it being agreed that the
Penalty Fee shall be increased by 20 (in words: twenty) basis points p.a.
for each full calendar quarter elapsed after expiry of the Security Release
Period up to a maximum amount of 300 (in words: three hundred) basis points p.a..
18.3.Purchaser shall report to Seller at the end of each calendar quarter on the measures undertaken in order to procure Seller's and Seller's Affiliates’ release from the
Seller's Securities and the Security Liabilities.
18.4.As from the Closing Date, neither Seller nor any Seller's Affiliate shall have any obligation to provide any new Seller's Securities or extend, increase or otherwise modify any existing Seller's Securities nor to assume or extend any obligations or liabilities in connection with any of the Seller's Securities and Purchaser shall procure (steht dafür ein) that none of the Companies causes the issuance of any security by any bank, insurance provider or financial institution for which Seller or any Seller's Affiliate may become liable.

19.Purchaser's and Seller's Indemnities

19.1.Purchaser shall indemnify and hold harmless Seller and any Seller's Affiliate and any of their respective successors, officers, directors, direct or indirect shareholders, employees, advisors and agents (herein each a "Seller's
Beneficiary") from and against any and all losses, liabilities (whether present or future, actual or contingent), damages and reasonable costs and expenses
(including Taxes, reasonable legal fees, expenses and disbursements) arising out of or in connection with:

19.1.1.	the conduct of the Business for which any Seller's Beneficiary is held liable or for which liability against any Seller's Beneficiary is asserted, in each case in its capacity as (i) former direct or indirect shareholder of a
Company, or (ii) former director, officer, board member, employee, advisor or agent of a Company, in each case (y) provided that the liability of the Seller's Beneficiary is raised (A) by any Company or any of its successors or assignees or (B) by any third party if and to the extent

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that the asserted liability of the Seller's Beneficiary towards the third party is (or is asserted to be) jointly and severally with, or constitutes (or is asserted to constitute) a secondary liability to or otherwise derives from (or is asserted to derive from), a respective liability or conduct of any Company, and (z) unless and to the extent such liability is based on wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz)

by Seller or the relevant Seller's Beneficiary;
19.1.2.any claims arising out of, or in connection with, the Corporate
Reorganization, in particular any claims pursuant to Section 133 German
Transformation Act (UmwG), with respect to any obligation or liability of, or allocated under the Corporate Reorganization to, any Company and brought against Seller or any Seller's Beneficiary;
19.1.3.any claims brought against Seller or any Seller's Beneficiary arising out of, or in connection with, (i) any External Debt Financing Agreements, and/or (ii) any other debt or financial liabilities or obligations of any of the Companies, and/or (iii) any Financing Securities, and/or (iv) any
Seller's Securities;
19.1.4.any claims brought against Seller or any Seller's Beneficiary arising out of, or in connection with, the repayment of the Downstream Loans
Claims, in particular any repayments of the Downstream Loans Claims made in breach of Section 6.3 above;
19.1.5.any claims brought by or on behalf of any Company or any of its successors or assignees against any Seller's Beneficiary arising out of, or connection with, the Ancillary Agreements;
19.1.6.any claims brought by or on behalf of any Company or any of its successors or assignees against Seller or any Seller's Beneficiary arising out of or in connection with any Non-Surviving Intra-Group
Arrangement (other than claims not to be waived according to
Section 15.4 above); and/or
19.1.7.any claims brought against Seller or any Seller's Beneficiary under or in connection with the W&I Insurance, including any subrogation of claims, by operation of law or contractually, other than a subrogation in case of
wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz)
by Seller or Seller's Deal Team;

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in each case unless and except to the extent Purchaser has an enforceable right to claim damages or indemnification from Seller in respect of such losses, liabilities or damages under the terms of this Agreement (herein collectively "Seller's
Indemnification Claims" and each a "Seller's Indemnification Claim").
19.2.Section 12.2 above and Section 12.3.4 above shall apply mutatis mutandis to any of Seller's Indemnification Claims.
19.3.A Seller's Indemnification Claim shall be time-barred (verjährt) twelve (12)
months after Seller has been notified in writing of the respective claim or liability both stating the amount of the Seller's Indemnification Claim and the underlying facts (in reasonably sufficient detail) giving rise to a Seller's Indemnification
Claim. Section 16.2 above shall apply mutatis mutandis.
19.4.As from the Closing Date Seller shall indemnify and hold harmless

19.4.1.	the Companies from any claims and reasonable costs and expenses
(including Taxes, reasonable legal fees, expenses and disbursements)
arising out of or in connection with any claims brought by Seller or any of Seller's Affiliates or any of their successors or assignees against any of the Companies arising out of, or in connection with, any Non-Surviving
Intra-Group Arrangement (other than claims not to be waived according to Section 15.3 above);

19.4.2.	the Target Company from any claims and reasonable costs and expenses
(including Taxes, reasonable legal fees, expenses and disbursements)
arising out of or in connection with any claims pursuant to Section 133
German Transformation Act (UmwG) with respect to any obligation or liability of, or allocated under the Corporate Reorganization to, Seller or
REMA TIP TOP and brought against any Company;

19.4.3.	the Target Company from any claims and reasonable costs and expenses
(including Taxes, reasonable legal fees, expenses and disbursements) in excess of EUR 500,000 (in words: Euro five hundred thousand) arising out of or in connection with the action (Klage) brought by a certain Mr.
Schober in the regional court of Munich I (Landgericht München I)
docket no. (Aktenzeichen) 2 O 20774/16 against Seller and paid by the
Target Company to Seller under the Litigation Agreement, taking into account any payments by Seller to the Target Company under the
Litigation Agreement with respect to the action (Klage) brought by

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Seller against Lothar and Christine Schubert in the regional court
(Landgericht) of Marburg under docket no. (Aktenzeichen) 2 O 160/07;
(herein collectively "Purchaser's Indemnification Claims" and each a "Purchaser's Indemnification Claim"). Section 19.2 and Section 19.3 above shall apply mutatis mutandis to any of Purchaser's Indemnification Claims.

20.Guarantor's Guarantee
Guarantor hereby unconditionally and irrevocably guarantees to Seller by means of an independent guarantee promise (Garantieversprechen) the full, due and timely performance of any payment obligations of Purchaser under or in connection with this Agreement, in particular the payment of the Total Purchase
Price, the Break Fee and any Seller's Indemnification Claims, as well as under or in connection with any of the Ancillary Agreements, the Transitional Services
Agreements and the License Agreement. Guarantor hereby waives any rights which it may have to require Seller to proceed first against, or claim payment from,
Purchaser to the effect that as between Seller and Guarantor the latter shall be liable as principal debtor as if it had itself entered into the payment obligations under this Agreement, including, in particular, with respect to the Total Purchase
Price, the Break Fee and any Seller's Indemnification Claims, jointly and severally
(gesamtschuldnerisch) with Purchaser.

21.Restrictions of Announcement and Confidentiality
21.1.Each of the Parties undertakes that prior to the Closing Date it will not make, and will cause all of its respective Affiliates not to make, any announcement or press release in connection with this Agreement unless (i) required by applicable mandatory laws or stock exchange regulations or (ii) Seller and Purchaser have given their consent to such announcement or press release, including the form of such announcement, which consent may not be unreasonably withheld and may be subject to conditions. If and to the extent any announcement, press release or disclosure of information regarding the subject matter of this Agreement is to be made under applicable mandatory laws or any applicable stock exchange regulations, the Party concerned shall, to the extent permissible under applicable laws or stock exchange regulations, not disclose any such information without first consulting with the other Parties and limit the disclosure to the minimum extent.

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The Parties agree that Seller or any of Seller's Affiliates and Purchaser may, immediately following the execution of this Agreement, issue an announcement in agreed form.
21.2.The Parties expressly acknowledge and agree that this Agreement and its terms and all information, whether written or oral, furnished by either Party and/or any of its Affiliates to another Party and/or its Affiliates in connection with the preparation and negotiation of this Agreement and the due diligence conducted by
Purchaser, any of its professional advisors, any Insurer and/or any finance providers in connection therewith (herein "Confidential Information") shall be deemed to be confidential and shall be maintained by each Party and their respective Affiliates in strict confidence, it being understood that this shall also apply to any Confidential Information disclosed under Section 12.2 and/or
Section 12.4 above or any provisions in this Agreement referring to Section 12.2 above. The Confidential Information to be maintained in confidence by Seller shall after the Closing Date and for a period of three (3) years after the Closing
Date also include any business and trade secrets or other reasonably sensitive information about the Material Companies, except if falling under Section 21.3 below, and Seller shall with respect to such information be deemed a "receiving
Party" within the meaning of Section 21.3 below.
21.3.The receiving Party shall use the same degree of care as it uses with regard to its own confidential information to prevent disclosure, use or publication of the
Confidential Information of the other Party. Confidential Information of the disclosing Party shall be held in strict confidence by the receiving Party unless the receiving Party is able to prove that the Confidential Information is or has been:
21.3.1.obtained legally and freely from a third party without any restrictions;

21.3.2.	independently developed by the receiving Party at a prior time or in a separate and distinct manner without benefit of any of the Confidential
Information of the disclosing Party, and documented to be as such;
21.3.3.made available by the disclosing Party for general release independent of the receiving Party;
21.3.4.made public as required by applicable laws, regulations, court proceedings or stock exchange regulations; or

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21.3.5.within the public domain or later becomes part of the public domain as a result of acts by someone other than the receiving Party and through no fault or wrongful act of the receiving Party.
21.4.A receiving Party may disclose Confidential Information of a disclosing Party to directors, officers and employees of the receiving Party or agents of the receiving
Party including their respective brokers, lenders, advisors or insurance carriers who have specifically agreed in writing to non-disclosure in accordance with the terms and conditions hereof, or are bound by comparable statutory confidentiality obligations, and who have a need to know such Confidential Information in connection with the transactions contemplated under this Agreement. Any disclosure of Confidential Information required by legal process pursuant to this
Section 21 shall, to the extent legally permissible, only be made after providing the other Party with notice thereof in order to permit the other Party to seek an appropriate protective order or exemption. A violation by a Party or its agents of the foregoing provisions shall entitle the other Party, at its election, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.
The provisions of Section 21 shall survive and remain effective for a period of three (3) years after the Closing Date.

22.Notices
All notices and other communications under this Agreement, except as explicitly provided otherwise, shall be made in writing and shall be delivered or sent by registered mail, courier or e-mail (with explicit confirmation of receipt) to the addresses below or to such other addresses which may be specified by any Party to the other Parties in the future in writing:
If to Seller:
Stahlgruber Otto Gruber AG
Attn: Management Board
Gruber Str. 65
85586 Poing
Germany
E-Mail: vorstand@stahlgruber.de

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with a copy to:
Hengeler Mueller
Attn: Prof. Dr. Hans-Jörg Ziegenhain / Dr. Martin Ulbrich
Leopoldstr. 8-10
80802 Munich
Germany
E-Mail: hans-joerg.ziegenhain@hengeler.com / martin.ulbrich@hengeler.com
If to Purchaser or Guarantor:
LKQ Corporation
Attn. General Counsel
500 West Madison Street
Suite 2800
Chicago, Illinois 60661
USA
E-Mail: victorcasini@lkq.com
with a copy to:
Baker McKenzie
Attn: Dr. Florian Kästle
Bethmannstraße 50-54
60311 Frankfurt am Main

Germany
E-Mail: florian.kaestle@bakermckenzie.com
Purchaser and Guarantor hereby appoint and authorize Dr. Florian Kästle, Bethmannstraße 50-54, 60311 Frankfurt am Main, Germany as agent for service of process for all legal proceedings involving Purchaser and Guarantor arising out of or in connection with this Agreement. Such service shall be deemed completed upon delivery to such agent (whether or not it is forwarded to and received by Purchaser and/or Guarantor, as the case may be). A revocation of such appointment shall only be valid if made by Purchaser and Guarantor jointly and if upon such revocation a new agent with service address in Germany is appointed and authorized.

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23.Costs, Expenses, Fees, Charges and VAT Treatment
23.1.Save as otherwise set forth in Section 23.2 below, all costs, expenses, fees and charges in connection with the transactions contemplated under this Agreement, including legal services, shall be borne by the Party commissioning the respective costs, expenses, fees and charges.
23.2.The notarial fees incurred in connection with this Agreement and all transfer taxes
(including real estate transfer taxes, and any indirect taxes, if applicable) and stamp duties resulting from this Agreement and the transactions contemplated under this Agreement and all official fees charged by governmental authorities in connection with the Antitrust Clearances shall be borne by Purchaser.
23.3.The considerations set forth in this Agreement regarding the transactions contemplated under this Agreement shall be net amounts excluding any amount in respect of value added tax (Umsatzsteuer) (herein "VAT"). It is the Parties' mutual understanding that all transactions contemplated under this Agreement are either not taxable (nichtumsatzsteuerbar) or exempt from VAT (umsatzsteuerfrei), and no Party shall waive any exemption from VAT pursuant to Section 9 German
Value Added Tax Act (UStG) or a similar provision under foreign VAT laws. If and to the extent, contrary to the mutual understanding of the Parties, VAT applies in respect of any supply of goods or services by any of the Parties under this
Agreement, an amount in respect of such VAT shall be paid by the respective recipient of such supply in addition to the amount agreed by the Parties to be paid for such supply, provided that the reverse charge provisions according to which the recipient owes VAT do not apply and the respective supplier has not waived the relevant exemption from VAT pursuant to Section 9 German Value Added Tax
Act (UStG) or a similar provision under foreign VAT laws. Such amount in respect of VAT shall be due and payable as soon as the recipient of the relevant supply has received from the relevant supplier an invoice which complies with the provisions of Sections 14 and 14a German Value Added Tax Act (UStG) or
similar provisions under foreign VAT laws.

24.Entire Agreement and Interpretation
24.1.This Agreement, including the Ancillary Agreements, the Exhibits and Disclosure
Schedules, comprises the entire agreement between the Parties concerning the subject matter hereof and supersede and replace all oral and written declarations of intention made by the Parties in connection with the contractual negotiations.

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Changes or amendments to this Agreement (including this Section 24.1) must be made in writing by the Parties or in any other legally required stricter form.
24.2.In this Agreement, the headings are inserted for convenience only and shall not affect the interpretation of this Agreement; where a German term has been inserted in quotation marks and/or italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant
English term in this Agreement, provided that where jurisdictions other than
Germany are concerned, the relevant German term in quotation marks and/or italics alone (and not the English term to which it relates) shall be authoritative for determining the relevant term or legal concept under the laws of the relevant jurisdiction which comes as close as possible to the relevant German term or legal concept.
24.3.Any times of day referred to in this Agreement shall be interpreted as Central
European Time (CET).

25.No Third Party Rights and Procurement Obligation
25.1.This Agreement shall not grant any rights to, and is not intended to operate for the benefit of, third parties unless otherwise explicitly provided for herein. Wherever under this Agreement any party other than Purchaser is to be indemnified by Seller, such other party, in particular the Companies, shall not be entitled to bring any claims for indemnification against Seller (kein echter Vertrag zugunsten Dritter).

25.2.To the extent that this Agreement implies to impose any obligations on a person which is not a Party to this Agreement, such clause shall be interpreted as an obligation of the Parties to use their respective reasonable efforts to cause such person to act as contemplated under this Agreement, provided, however, that, should the person concerned be an Affiliate of a Party, such Party shall procure
(steht dafür ein) that the person concerned acts as contemplated under this
Agreement.
25.3.For the sake of clarity, the Parties confirm their understanding that any debt financing sources of Purchaser (other than any Affiliates of Purchaser) shall not have any liability to the Seller, any Seller-Related Party, the Companies or any of
their Affiliates relating to or arising out of this Agreement or the debt financing or any related agreements or the transactions contemplated hereby.

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26.No Assignment and No Set-off Rights
26.1.Unless otherwise explicitly provided for in this Agreement, no Party shall be entitled to assign any rights or claims under this Agreement without the written consent of the other Parties. The foregoing shall not apply to any rights or claims
(i) assigned by Purchaser as security (sicherungsabgetreten) to Wells Fargo Bank,
National Association, as administrative agent on behalf of itself and the other lenders party to the Guarantor's credit facility or (ii) subrogated in accordance with clause 9 of the terms of the W&I Insurance attached as Exhibit 12.8, in each case provided that Purchaser remains exclusively responsible for and entitled to the enforcement of the relevant rights or claims.
26.2.Unless otherwise explicitly provided for in this Agreement, no Party shall be entitled (i) to set-off (aufrechnen) any rights and claims it may have under this
Agreement against any rights or claims any other Party may have under this
Agreement, or (ii) to refuse to perform any obligation it may have under this
Agreement on the grounds that it has a right of retention (Zurückbehaltungsrecht), unless the rights or claims of the relevant Party claiming a right of set-off
(Aufrechnung) or retention (Zurückbehaltung) have been acknowledged
(anerkannt) in writing by the relevant other Party or have been confirmed by final decision of a competent court (Gericht) or arbitral tribunal (Schiedsgericht).

27.    Interest and Calculation of Daily Cash Amounts
Interest payable under any provision of this Agreement shall be calculated on the basis of actual days elapsed divided by 360 (in words: three hundred and sixty)
and the Daily Cash Amount, the Increased Daily Cash Amount I and the Increased
Daily Cash Amount II shall be paid for thirty (30) days per calendar month and three hundred sixty (360) days per calendar year.

28.Governing Law and Dispute Resolution
28.1.This Agreement shall be governed by, and construed in accordance with, the laws of Germany (excluding conflict of laws rules).
28.2.All disputes arising under or in connection with this Agreement (including any disputes in connection with its validity) shall be exclusively and finally settled by

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Project Champion - SPA EXECUTION VERSION

three (3) arbitrators in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS), including the Supplementary Rules for Expedited Proceedings, as applicable from time to time without recourse to the ordinary courts of law. The place of the arbitration shall be Munich. The language of the arbitral proceedings shall be English. Documents in the German language do not have to be translated into the English language. In the event that mandatory applicable law requires any matter arising from or in connection with this Agreement or its consummation to be decided upon by a court of law (staatliches Gericht), the competent courts in and for Munich shall have the exclusive jurisdiction.

29.    Invalid Provisions and Unintended Gaps (Salvatorische Klausel)
29.1.In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case, the
Parties agree to recognize and give effect to such valid and enforceable provision or provisions, which correspond as closely as possible with the commercial intent of the Parties.
29.2.The same shall apply in the event that this Agreement (including the Exhibits)
and/or the Ancillary Agreements contain any unintended gaps (unbeabsichtigte
Vertragslücken).
29.3.It is the Parties' express intention that this Section 29 shall not only operate as a mere reversal of the burden of proof, but to maintain the validity of the remaining provisions of this Agreement to the fullest extent permissible, thus, to exclude the applicability of Section 139 German Civil Code (BGB) in its entirety.
* * *

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